UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Allegheny Technologies Incorporated

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1000 Six PPG Place

Pittsburgh, PA 15222-5479

March 26, 2014

To our Stockholders:

We are pleased to invite you to attend Allegheny Technologies Incorporated’s 2014 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 1, 2014, at 11:00 a.m. Mountain Time in Ballroom C, The Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101. The location is accessible to disabled persons.

This booklet includes the notice of meeting as well as the Company’s Proxy Statement. Enclosed with this booklet are the following:

•	Proxy or voting instruction card (including instructions for telephone and Internet voting); and

•	Proxy or voting instruction card return envelope (postage pre-paid if mailed in the United States).

A copy of the Company’s Annual Report for the year 2013 is also enclosed.

Your Board of Directors recommends that you vote:

(1)	FOR the election of the three director nominees named in the Proxy Statement (Item 1);

(2)	FOR the advisory vote to approve the compensation of the Company’s named executive officers (Item 2);

(3)	FOR the amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors (Item 3); and

(4)	FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for 2014 (Item 4).

The Proxy Statement also outlines corporate governance practices at ATI, discusses our compensation practices and philosophy, including recent changes made to the executive compensation program, and describes the Audit Committee’s recommendation to the Board regarding our 2013 financial statements. We encourage you to read these materials carefully.

We urge you to vote promptly, whether or not you expect to attend the meeting.

Thank you for your continued support of ATI. We look forward to seeing you in Salt Lake City.

Sincerely,

Richard J. Harshman

Chairman, President and Chief Executive Officer

ALLEGHENY TECHNOLOGIES INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Thursday, May 1, 2014

Time:	11:00 a.m. Mountain Time

Place:	Ballroom C The Little America Hotel 500 South Main Street Salt Lake City, Utah 84101

Record Date:	March 10, 2014

AGENDA:

1)	Election of three directors;

2)	Advisory vote to approve the compensation of the Company’s named executive officers;

3)	Approval of amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors; and

4)	Ratification of the selection of Ernst & Young LLP as independent auditors for 2014.

ADMISSION TO THE MEETING

Holders of ATI common stock or their authorized representatives by proxy may attend the meeting. If you are a stockholder of record and plan to attend the meeting, please mark the appropriate box on the proxy card, or enter the appropriate information when voting by telephone or Internet, so that we can send an admission ticket to you before the meeting. If your shares are held through an intermediary such as a broker or a bank, you will need to present proof of your ownership as of the record date for admission to the meeting. Proof of ownership could include a proxy card from your bank or broker or a copy of your account statement. All attendees will need to present valid photo identification for admission to the meeting.

The approximate date of the mailing of this Proxy Statement and proxy card, as well as a copy of ATI’s 2013 Annual Report, is March 26, 2014. For further information about ATI, please visit our website at www.atimetals.com.

On behalf of the Board of Directors:

Elliot S. Davis

Corporate Secretary

Dated: March 26, 2014

YOUR VOTE IS IMPORTANT

Please vote as soon as possible.

You can help the Company reduce expenses by voting your shares by telephone or Internet; your proxy card or voting instruction card contains the instructions. Or complete, sign and date your proxy card or voting instruction card and return it as soon as possible in the enclosed postage-paid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ATI ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON
THURSDAY, MAY 1, 2014.

The proxy statement, proxy card and 2013 annual report of Allegheny Technologies
Incorporated are available for review at: http://www.envisionreports.com/ATI

FORWARD-LOOKING STATEMENTS

In this Proxy Statement, the Company has made certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this Proxy Statement relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause our actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Various of these factors are described in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013 and will be described from time-to-time in the Company filings with the SEC, including the Company’s subsequent reports filed with the SEC on Form 10-K, Form 10-Q and Form 8-K, which are available on the SEC’s website at www.sec.gov and on the Company’s website at www.atimetals.com. We assume no duty to update our forward-looking statements.

2014 PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, so you should carefully read this Proxy Statement in its entirety before voting.

Annual Meeting of Stockholders

Meeting Date:	Thursday, May 1, 2014

Time:	11:00 a.m. Mountain Time

Place:	Ballroom C The Little America Hotel 500 South Main Street Salt Lake City, Utah 84101

Record Date:	March 10, 2014

Voting:	ATI stockholders as of the record date are entitled to vote on the matters presented at the meeting. Each share of common stock of the Company is entitled to one vote for each director nominee and one vote on each other matter presented.

Agenda for Annual Meeting and Voting

Matters for Consideration by Stockholders		Board’s Recommendation

Item 1	Election of three directors	FOR

Item 2	Advisory vote to approve the compensation of the Company’s named executive officers	FOR

Item 3	Amend the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors	FOR

Item 4	Ratification of the selection of Ernst & Young LLP as independent auditors for 2014	FOR

—	Any other business that may come before the meeting	—

Director Nominees

Name	Class	Term to Expire	Director Since	Experience and Qualifications	ATI Board Committee Memberships
James C. Diggs	III	2017	2001	Industry; International; Governance	Finance; Audit; Nominating and Governance
J. Brett Harvey	III	2017	2007	Leadership; Industry	Nominating and Governance; Personnel and Compensation
Louis J. Thomas*	III	2017	2004	Labor; Industry	Audit; Technology

*	On December 13, 2013, upon the recommendation of the Nominating and Governance Committee, the Board appointed Mr. Thomas as a Class III director in order to ensure that the Board of Directors continues to consist of three classes divided as evenly as possible following the retirement of Michael J. Joyce from the Board of Directors at the 2014 Annual Meeting. Mr. Thomas was a director in Class I until he was reassigned to Class III, and his current term as a Class III director will expire at the 2014 Annual Meeting.

ATI 2013 Performance

Since 2004, ATI has been executing a long-term strategy to transform the Company from a business that was heavily dependent on flat-rolled commodity stainless products serving limited markets, to a diversified specialty materials business that is focused on differentiated products serving global growth markets. The objective of this strategy is to better position the Company for long-term profitable growth and enhance the opportunities to create value for our stockholders through business cycles. To accomplish this objective, our Board of Directors and management believe that, to compete effectively in global markets primarily as a U.S.-based manufacturer, ATI must have the most advanced specialty materials technologies, offer innovative products that create value for customers, utilize unsurpassed manufacturing capabilities, and maintain a competitive cost structure.

In 2013, demand for our products from most of our global markets was weaker and did not improve as expected, and base prices for our flat-rolled commodity stainless business continued to be at historically low levels. These conditions were primarily the result of uncertain global macroeconomic conditions and fiscal policy challenges in the United States and Europe. Despite these challenges, the Company continued to make significant progress during 2013 on certain of its long-term strategic objectives, which included:

•

Maintaining our strong balance sheet. ATI finished 2013 with over $1 billion of cash and cash equivalents and $1.4 billion of available liquidity, including our undrawn unsecured senior credit facility. We proactively issued $500 million of 5.875%, ten-year senior notes to provide financial flexibility as we complete, commission and qualify our strategic capital projects and address short-term debt maturities. We realized significant cash generation in 2013, despite a decline in profitability, with cash flow from operations of $368 million, including a reduction of $242 million in managed working capital in response to business conditions. We utilized our cash in 2013 to invest $613 million in capital expenditures, primarily for the Hot-Rolling and Processing Facility (HRPF) project, and returned $77 million to our stockholders as dividends.

•

Further improving our position in the key end markets of aerospace, oil and gas/chemical process industry, electrical energy, medical, and automotive through strategic and long-term agreements (LTAs) with both existing and new customers, with potential revenues of over $3 billion over future years.

•

Placing into service our Flat-Rolled Products segment HRPF at the end of 2013. The HRPF is on schedule and on budget, and is expected to be producing all of ATI’s flat-rolled products by the end of 2014. This game-changing investment is designed to significantly enhance ATI’s flat-rolled products capabilities for all alloys, reduce manufacturing cycle times, and lower production costs.

•	Beginning the premium-quality (PQ) qualification program at our Rowley titanium sponge facility in October 2013.

•	Selling our non-core tungsten materials business in November 2013 for approximately $605 million in cash.

•	Focusing on reducing our cost structure, achieving gross cost reductions before the effects of inflation of over $141 million in 2013.

Management was able to accomplish these objectives while maintaining a focus on relentless innovation, cost reductions, new product development, productivity improvements, safety and environmental compliance, and values-based leadership. In addition, management accomplished these objectives with internally generated funds while maintaining the Company’s investment grade credit rating and paying a regular quarterly dividend.

Overall Compensation Philosophy

The Personnel and Compensation Committee (the “Committee”) of the Board of Directors believes that the Company’s executive compensation plans represent the Committee’s pay-for-performance philosophy, are designed to reward executive management based on Company performance, and are effective in achieving the Company’s underlying compensation goals, including the creation of long-term stockholder value and the retention and acquisition of key employees.

The overriding principle in designing ATI’s executive compensation program is to drive the Board’s and management’s long-term strategic vision for the Company, and to ensure that the plans are aligned with the appropriate pay-for-performance philosophy and stockholder value creation over the long-term.

Compensation of ATI’s executive management in 2013 reflects, in part, long-term incentive goals and targets for the years 2011 through 2013 that were set in the extremely challenging and uncertain global economic environment shortly after the great global recession of 2008-2009. Although global economic conditions continue to slowly improve, macroeconomic and fiscal policy risks and uncertainties continue to make annual and long-term compensation goal and target setting challenging.

Recent Executive Compensation Program Actions

Over the last several years, we have engaged with our stockholders and implemented changes to our executive compensation program in light of the feedback received, while balancing the issue of maintaining compensation plans that are competitive to enable the retention and acquisition of key executives and employees. As a result, we have made a number of substantive changes to our executive compensation program, which are summarized as follows and were effective beginning with the plan year indicated:

	PRSP	TSRP	KEPP	Other Compensation Practices
2013	Further reduced CEO’s target award opportunity.	Further reduced CEO’s target award opportunity. Increased the minimum (threshold) level of Company performance required for payout to be 35th percentile relative to peer group (from 25th percentile).	Reduced maximum payout opportunity under Level I by half to 5X, while preserving rigorous performance goals. Discontinued Level II.

Eliminated the excise tax gross-up provision from the CEO’s change in control agreement.

Eliminated excise tax gross-up provision from new or modified change in control agreements.

Restructured the benchmarking peer group to eliminate substantially larger and smaller companies.

Eliminated remaining gross-ups.

Formalized long-standing policy to prohibit hedging and pledging of stock by officers and directors.

2012	Maintained CEO target award opportunity at a reduced level.	Maintained CEO target award opportunity at a reduced level. Reduced the maximum payout opportunity to 200% of base salary (from 300%).	Changed structure of Level I performance targets to be incrementally more challenging between target and maximum levels.

Eliminated perquisites of personal use of corporate aircraft, payment of club dues, and related gross-ups.

Revised executive stock ownership guidelines to apply deeper into organization and require retention of stock until guidelines are met.

These changes and modifications made in 2013 and 2012 were prospective at the time of implementation and will not be fully reflected in compensation of our named executive officers until the applicable long-term incentive plans fully mature. However, these changes and modifications are having the intended impact, given the fact that, as illustrated by the following table, CEO total direct compensation decreased significantly in 2013 and is projected to modestly increase in 2014 and 2015 based on current ATI performance. The Company will continue to design and implement programs that are forward-looking, are consistent with the Company’s overall compensation philosophy, and correspond to the Board’s long-term strategic objectives.

The Committee was advised by its compensation consultant that median target total direct CEO compensation for the Company’s benchmarking peer group was approximately $6.1 million as of January 1, 2014. At year-end 2013, our CEO’s target total direct compensation was approximately $6.0 million, or about 2% below the benchmarking peer group median as a result of the changes discussed above, which were intended to better align it with the market and our compensation philosophy. The table below illustrates that Mr. Harshman’s actual total direct compensation for 2013 was approximately 62% below this amount, and based on Company performance as of December 31, 2013, his total direct compensation for 2014 and 2015, though higher than for 2013, still is projected to be below the 25th percentile of such total direct CEO compensation for the Company’s benchmarking peer group.

Richard J. Harshman Chairman, President & Chief Executive Officer Actual 2013 and Projected 2014 and 2015 Total Direct Compensation
	Base Salary	AIP	PRSP	TSRP	KEPP	TOTAL
2013 Actual	$955,000(1)	$0(2)	$560,016(3)	$334,214(3)	$450,533(4)	$2,299,763
2014 Projected	$1,000,000(5)	$1,150,000(6)	$1,264,188(7)	$0(8)	$0(8)	$3,414,188
2015 Projected	$1,000,000(5)	$1,150,000(6)	$0(7)	$1,161,245(8)	$0(8)	$3,311,245

(1)	Reflects Mr. Harshman’s base salary effective February 28, 2013.

(2)	No amounts were earned or paid under the AIP for 2013 performance.

(3)	Value reflects shares vested and earned under the 2011-2013 PRSP using the fair market value of $32.285 on the vesting date of January 24, 2014.

(4)	Value reflects full amount earned under 2011-2013 KEPP.

(5)	Reflects Mr. Harshman’s base salary effective February 26, 2014.

(6)	Value represents the target award for the given year under the AIP, which was reduced to 115% of base salary at target, compared to 125% for the year 2013.

(7)	Represents the value of shares currently expected to be earned and vested using the closing price of ATI stock of $35.63 on December 31, 2013.

(8)	Value represents interim performance under the TSRP and KEPP; TSRP shares valued using the closing price of ATI stock of $35.63 on December 31, 2013.

For the 2014 plan year, the Committee discontinued new awards under the Key Executive Performance Plan (“KEPP”) and the separate Total Shareholder Return Incentive Compensation Program (“TSRP”), and adopted the Long-Term Incentive Performance Plan (“LTPP”). The LTPP is comprised of two performance components: (1) a component measuring total shareholder return (“TSR”), and (2) the Long-Term Shareholder Value (“LTSV”) component, under which three-year performance restricted stock is granted to members of the management Executive Council and will vest in whole or in part subject to achievement of strategic operational goals that are expected to create stockholder value over the long-term. In 2014, annual compensation for the named executive officers was adjusted so that the entire executive compensation program, when considering both the short-term and long-term elements, reduces the volatility of total compensation based on performance year-to-year so that total compensation for the named executive officers is better and more consistently aligned with the benchmarking peer group.

Pay for Performance Alignment

ATI’s compensation philosophy is that a substantial portion of the named executive officers’ compensation should be at risk, and that total compensation for the CEO should target the median of peer group compensation. Absolute alignment of CEO total compensation with Company performance is evidenced by the following chart, which illustrates how our three-year total stockholder return aligns with the total compensation paid to our CEO during that time. Total stockholder return assumes that $100 was invested in ATI stock at December 31, 2010.

Below illustrates the gradual effects of the compensation changes initiated by the Committee since Mr. Harshman became CEO.

Total Realized Compensation

The following table shows, for each of the Company’s named executive officers who were officers of the Company as of December 31, 2013, total compensation realized in 2013, compared to 2012:

Name	Position	2012 Total Realized Compensation	2013 Total Realized Compensation
Richard J. Harshman	Chairman, President and Chief Executive Officer	$6,888,539	$2,763,169	(1)
Patrick J. DeCourcy	Senior Vice President, Finance and Chief Financial Officer	n/a(2)	$337,148	(3)
Hunter R. Dalton	Executive Vice President, Long Products and President, ATI Allvac	$3,599,658	$1,116,933
Terry L. Dunlap	Executive Vice President, Flat-Rolled Products and President, ATI Allegheny Ludlum	$4,146,104	$1,285,817
John D. Sims	Executive Vice President, High Performance Forgings and Castings, Primary Titanium Operations, and Engineered Alloys, and President, ATI Ladish	n/a(2)	$1,012,568	(4)

(1)

Amount differs from Mr. Harshman’s Actual Total Direct Compensation for 2013, as presented on pages 4 and 34 of this Proxy Statement, due to timing differences in base salary, and exclusion of amounts reported as “All Other Compensation” in the Summary Compensation Table for 2013 as well as the value of restricted stock granted in 2008.

(2)	Did not serve as an executive officer in 2012.

(3)

Mr. DeCourcy did not participate in any long-term compensation plans for the performance measurement periods beginning in 2011 and did not participate in the KEPP for the performance measurement periods beginning in 2012 and 2013.

(4)	Total Realized Compensation amount for Mr. Sims excludes relocation costs that are included in the “All Other Compensation” column of the Summary Compensation Table.

When making determinations and awards under the plans, the Committee looks to the actual dollar value of awards to be delivered to the officers in any given year, as illustrated by the Total Realized Compensation figures summarized in the prior table. The Committee views the amounts set forth in the Summary Compensation Table, as shown on page 59, as one measure of the compensation opportunity for each named executive officer under the executive compensation program. Stockholders are encouraged to read the section of this Proxy Statement titled “Executive Compensation” beginning on page 30 for more information about ATI’s executive compensation program.

Investor Outreach and the 2013 Say-On-Pay Vote

Throughout the year, we actively engage with our largest investors and solicit their feedback on corporate governance topics and ATI’s executive compensation program. The results of our engagement are reflected in the changes that we have made to our corporate governance practices and our executive compensation program.

At our 2013 Annual Meeting, stockholders expressed a high level of support for our executive compensation program, with nearly 90% of the votes cast for approval of our Say-On-Pay proposal.

Amendments to the Company’s Certificate of Incorporation to Declassify the Board of Directors

The Board of Directors recommends that the stockholders approve amendments to our Certificate of Incorporation to provide for declassification of the Board of Directors. If approved by the stockholders, the proposed amendments to our Certificate of Incorporation would be filed after the annual meeting and the declassification of the Board of Directors would be completed over a three-year period. In accordance with Delaware corporate law, declassification would not result in the curtailment of any incumbent director’s term of office prior to the expiration of that term. All current directors, including the directors elected at the 2014 Annual Meeting of Stockholders to serve for three-year terms expiring at the 2017 Annual Meeting of Stockholders, would complete their respective three-year terms. At the 2015 and 2016 Annual Meetings of Stockholders, director nominees would be nominated for election for one-year terms. Beginning with the 2017 Annual Meeting of Stockholders, all director positions would be filled by nominees who are nominated for election for one-year terms.

Ratification of Selection of Independent Auditors

We are requesting that stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014. The table below shows the fees paid to Ernst & Young LLP in 2013.

Service	2013
Audit fees	$3,880,000
Audit-related fees	217,000
Tax fees	—
All other fees	2,000
Total	$4,099,000

PROXY STATEMENT FOR

2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

You can help the Company save money by electing to receive future proxy statements and annual reports over the Internet instead of by mail. See question 16.

1.	WHERE IS THE 2014 ANNUAL MEETING BEING HELD?

The 2014 Annual Meeting of Stockholders will be held on Thursday, May 1, 2014, at 11:00 a.m. Mountain Time in Ballroom C, The Little America Hotel, 500 South Main Street, Salt Lake City, Utah 84101. Holding the annual meeting in Utah will provide the Company with an opportunity to highlight its operations in Utah.

2.	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

If you held shares of Allegheny Technologies Incorporated (“ATI” or the “Company”) common stock, par value $0.10 per share (“Common Stock”), at the close of business on March 10, 2014, you may vote your shares at the annual meeting. On that day,                  shares of Common Stock were outstanding.

In order to vote, you must either designate a proxy to vote on your behalf or attend the meeting and vote your shares in person. The ATI Board of Directors (the “Board”) requests your proxy so that your shares will count toward a quorum and be voted at the meeting.

3.	HOW DO I CAST MY VOTE?

There are four different ways you may cast your vote. You may vote by:

•	telephone, using the toll-free number listed on each proxy or voting instruction card;

•	the Internet, at the web address provided on each proxy or voting instruction card;

•

marking, signing, dating and mailing each proxy or voting instruction card and returning it in the envelope provided. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote on any particular item, your shares will be voted as the Board of Directors recommends for any such items; or

•

attending the meeting and voting your shares in person, if you are a stockholder of record (that is, your shares are registered directly in your name on the Company’s books and are not held in “street name” through a broker, bank or other nominee).

Stockholders of record wishing to vote by telephone or electronically through the Internet will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership. The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Time on April 30, 2014.

If your shares are held in “street name” (that is, they are held in the name of broker, bank or other nominee), or if your shares are held in one of the Company’s savings or retirement plans, you will receive instructions with your materials that you must follow in order to have your shares voted. For voting procedures for shares held in the Company’s savings or retirement plans, see question 14 below.

4.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting and proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to vote electronically, or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

5.	HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

Each share of ATI Common Stock is entitled to one vote. There is no cumulative voting. We had                  shares of Common Stock outstanding and entitled to vote on the record date.

6.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A majority of the shares entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you properly cast your vote in person, electronically or telephonically, or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

7.	HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS (ITEM 1)?

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Bylaws include a director resignation policy. This policy states that in an uncontested election, any director nominee who receives an equal or greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHELD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

Full details of our director resignation policy are set forth in our Bylaws available on our website at www.atimetals.com.

8.	HOW MANY VOTES ARE REQUIRED TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS (ITEM 3)?

For Item 3 (amendments to our Certificate of Incorporation to declassify the Board of Directors), the affirmative vote of the holders of at least 75% of the shares of ATI Common Stock outstanding and entitled to vote is necessary for approval. If your shares are represented at the Annual Meeting but you abstain from voting on Item 3, your shares will be counted as present and entitled to vote on Item 3 for purposes of establishing a quorum, and the abstention will have the same effect as a vote “AGAINST” that Item. Similarly, broker non-votes will have the same effect as votes “AGAINST” Item 3 (see question 10 below).

9.	HOW MANY VOTES ARE REQUIRED TO ADOPT THE OTHER PROPOSALS (ITEMS 2 AND 4)?

All of the other proposals will be approved if such items receive the affirmative vote of a majority of the shares of ATI Common Stock represented at the Annual Meeting and entitled to vote on the matter. If your shares are represented at the Annual Meeting but you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Your vote on Item 2 (vote on executive compensation) is advisory, which means the result of the vote is non-binding. Although non-binding, the Board and its committees value the opinions of our stockholders and will review and consider the voting result when making future decisions regarding executive compensation.

10.	WHAT IF I DON’T GIVE SPECIFIC VOTING INSTRUCTIONS?

Stockholders of Record. If you are a stockholder of record and you indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted:

•	in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement; and

•	as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions on such matter.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. In very limited circumstances, brokers have the discretion to vote on matters deemed to be routine. Under applicable law and the rules of the New York Stock Exchange, brokers generally do not have discretion to vote on most matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares in its discretion with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2014 (Item 4) because that is deemed to be a routine matter, but the broker likely could not vote your shares for any of the other proposals on the agenda for the Annual Meeting. We encourage you to provide instructions to your broker regarding the voting of your shares.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal and are not considered to be shares entitled to vote on non-routine matters. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on Items 2 and 4, which each require the affirmative vote of a majority of the shares present and entitled to vote. Broker non-votes will, however, have the same effect as votes “AGAINST” Item 3 because Item 3 requires the affirmative vote of 75% of the outstanding shares of ATI Common Stock.

11.	HOW DO I REVOKE OR CHANGE MY VOTE?

You may revoke your proxy or change your vote at any time before it is voted at the meeting by:

•	notifying the Corporate Secretary at the Company’s executive office;

•	transmitting a proxy dated later than your prior proxy either by mail, telephone or Internet; or

•	attending the annual meeting and voting in person or by proxy (except for shares held in “street name” through a broker, bank or other nominee, or in the Company’s savings or retirement plans).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

12.	WHAT SHARES ARE INCLUDED ON THE PROXY OR VOTING INSTRUCTION CARD?

The shares on your proxy or voting instruction card represent those shares registered directly in your name, those held on account in the Company’s dividend reinvestment plan and shares held in the Company’s savings or retirement plans. If you do not cast your vote, your shares (except those held in the Company’s savings or retirement plans) will not be voted. See question 14 for an explanation of the voting procedures for shares in the Company’s savings or retirement plans.

13.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or vote by telephone or the Internet all of the shares on each of the proxy or voting instruction cards you receive) in order to ensure that all of your shares are voted.

14.	HOW ARE SHARES THAT I HOLD IN A COMPANY SAVINGS OR RETIREMENT PLAN VOTED?

If you hold ATI Common Stock in one of the Company’s savings or retirement plans, you may tell the plan trustee how to vote the shares of Common Stock allocated to your account. You may either sign and return the voting instruction card provided by the plan trustee or transmit your instructions by telephone or the Internet. If you do not transmit instructions, your plan shares will be voted as the plan administrator directs or as otherwise provided in the plan.

The deadline for voting the shares you hold in the Company’s savings or retirement plans by telephone or the Internet is 11:59 p.m. Eastern Time on April 25, 2014.

15.	IS MY VOTE CONFIDENTIAL?

The Company maintains a policy of keeping stockholder votes confidential.

16.	CAN I, IN THE FUTURE, RECEIVE MY PROXY STATEMENT AND ANNUAL REPORT OVER THE INTERNET?

Stockholders can elect to view future Company proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. Costs normally associated with electronic access, such as usage and telephonic charges, will be borne by you.

If you are a stockholder of record and you choose to vote over the Internet, you can choose to receive future annual reports and proxy statements electronically by following the prompt on the voting page when you vote using the Internet. If you hold your Company stock in street name (such as through a broker, bank or other nominee account), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Stockholders who choose to view future proxy statements and annual reports over the Internet will receive instructions electronically that contain the Internet address for those materials, as well as voting instructions, approximately six weeks before future meetings.

If you enroll to view the Company’s future annual reports and proxy statements electronically and vote over the Internet, your enrollment will remain in effect for all future stockholders’ meetings unless you cancel it. To cancel, stockholders of record should access www.computershare.com/investor and follow the instructions to cancel your enrollment. You should retain your control number appearing on your enclosed proxy or voting instruction card. If you hold your Company stock in “street name,” check the information provided by your nominee holder for instructions on how to cancel your enrollment.

If at any time you would like to receive a paper copy of the annual report or proxy statement, please write to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

ATI CORPORATE GOVERNANCE AT A GLANCE

Presented below are some highlights of the ATI corporate governance program. You can find details about these and other corporate governance policies and practices in the following pages of the Proxy Statement and in the “Corporate Governance” section of the “About ATI” page of our website at www.atimetals.com.

•

Independent Board. The Board of Directors is comprised of eleven directors—ten independent directors and Richard J. Harshman, who is Chairman, President and Chief Executive Officer. Mr. Harshman is the only ATI officer on the Board and is the only non-independent director. Under our Corporate Governance Guidelines, at least 75% of our directors must be independent. Our Corporate Governance Guidelines are posted on our website.

•

Strong Lead Director Role. The Board of Directors created the position of Lead Independent Director in 2011. Diane C. Creel serves as the Lead Independent Director. Independent directors meet in regularly scheduled executive sessions, led by the Lead Independent Director, without the presence of management. Stockholders can communicate with the independent directors through the Lead Independent Director.

•

Independent Board Committees. All of the standing committees of the Board of Directors are composed entirely of independent directors, and each has a written charter that is reviewed and reassessed annually and is posted on our website. We have an annual self-evaluation process for the Board and each standing committee.

•

Majority Voting/Director Resignation Policy. In September 2012, the Board of Directors implemented a director resignation policy that is contained in the Company’s Bylaws. The policy provides that any nominee for director in an uncontested election who receives a greater number of votes “WITHHELD” than votes “FOR” such nominee’s election shall promptly tender his or her resignation to the Board for the Board’s consideration.

•

Director Nominees. Our Board evaluates individual directors whose terms are nearing expiration but who may be proposed for re-election. Our Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholder-recommended candidates will be evaluated on the same basis as other candidates.

•

Audit Committee Features. The Board has designated two Audit Committee members as “audit committee financial experts,” including the Chair of the Audit Committee. Our internal audit function reports directly to the Audit Committee. Stockholders are asked to ratify the Audit Committee’s selection of independent auditors annually.

•

Executive Compensation Features. The Company has determined to hold its “Say-on-Pay” advisory vote every year until the next stockholder vote on the frequency of such advisory vote, which we expect to be in 2017. We have robust stock ownership guidelines applicable to directors and executives.

•

Ethics and Other Features. Our Corporate Guidelines for Business Conduct and Ethics, as well as the Company’s attention to environmental, social and governance issues, are disclosed on our website. We provide confidential stockholder voting.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors has nominated three directors for election. James C. Diggs, J. Brett Harvey, and Louis J. Thomas are standing for election to the Board as Class III directors for a three-year term expiring in 2017. On December 13, 2013, upon the recommendation of the Nominating and Governance Committee, the Board appointed Mr. Thomas as a Class III director in order to ensure that the Board of Directors continues to consist of three classes divided as evenly as possible following the retirement of Michael J. Joyce, a Class III director, from the Board of Directors at the 2014 Annual Meeting in accordance with the Company’s mandatory retirement policy for directors. Prior to his appointment to Class III, Mr. Thomas was a director in Class I, and his current term as a Class III director will expire at the 2014 Annual Meeting.

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person, electronically, telephonically or by proxy) will be elected.

While directors are elected by a plurality of votes cast, our Bylaws include a director resignation policy. This policy states that in an uncontested election, if any director nominee receives an equal or greater number of votes “WITHHELD” from his or her election, as compared to votes “FOR” such election, the director nominee must tender his or her resignation. The Nominating and Governance Committee of the Board is required to make recommendations to the Board of Directors with respect to any such tendered resignation. The Board of Directors will act on the tendered resignation within 90 days from the certification of the vote and will publicly disclose its decision, including its rationale.

Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director nominee; abstentions are not counted for purposes of the election of directors. If you withhold authority to vote with respect to the election of some or all of the nominees, your shares will not be voted with respect to those nominees indicated. For a “WITHHELD” vote, your shares will be counted for purposes of determining whether there is a quorum and will have a similar effect as a vote against that director nominee for purposes of our director resignation policy.

If a nominee becomes unable to serve, the proxies will vote for a Board-designated substitute or the Board may reduce the number of directors. The Company has no reason to believe that any of the nominees for election named below will be unable to serve.

The Board of Directors determined that each of the nominees qualifies for election under the criteria for evaluation of directors described under “Identification and Evaluation of Candidates for Director.” In accordance with the mandatory retirement policy for directors set forth in the Corporate Governance Guidelines, the Nominating and Governance Committee carefully considered that Mr. Thomas will reach his 72nd birthday during his term before recommending he be nominated for election as a director at the 2014 Annual Meeting. The Board of Directors determined that each of Messrs. Diggs, Harvey and Thomas qualify as independent directors under applicable rules and regulations and the Company’s categorical Board independence standards. See information contained in the “Identification and Evaluation of Candidates for Director” and “Number and Independence of Directors” sections of this Proxy Statement.

All of our directors bring to our Board a wealth of leadership experience derived from their service in executive and managerial roles and also extensive board experience. Background information about the nominees and the continuing directors, including their business experience and directorships held during the past five years, and certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, are described in the following paragraphs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

THE ELECTION OF THE THREE DIRECTOR NOMINEES.

NOMINEES – CLASS III – TERM TO EXPIRE AT THE 2017 ANNUAL MEETING

James C. Diggs

Prior to his retirement in July 2010, Mr. Diggs was Senior Vice President and General

Counsel of PPG Industries, Inc., a producer of coatings, glass and chemicals, since 1997. He held the position of Secretary from 2004 to 2009.

Mr. Diggs has served on the ATI Board of Directors since 2001. He is Chair of the Finance Committee and also serves on each of the Audit Committee and the Nominating and Governance Committee. The Board believes that Mr. Diggs’s qualifications include his experience with industry and legal matters, his senior leadership at a global public company, and his experience with domestic and international operations.

Mr. Diggs also serves on the Board of Directors of Brandywine Realty Trust (since 2011).

Age 65

J. Brett Harvey	Mr. Harvey has been Chief Executive Officer of CONSOL Energy Inc., a leading
Age 63

diversified fuel producer in the Eastern United States, since 1998. He was appointed Chairman of CONSOL Energy Inc. in June 2010 and also served as President until February 2011. Mr. Harvey was Chief Executive Officer of CNX Gas Corporation, a subsidiary of CONSOL Energy, Inc., from 2009 to 2010. Prior to 1998, he was President and Chief Executive Officer of PacifiCorp Energy Inc. and had served in several other management positions at PacifiCorp.

Mr. Harvey was elected to the ATI Board of Directors in 2007 and currently serves on each of the Nominating and Governance Committee and the Personnel and Compensation Committee. The Board believes that Mr. Harvey’s qualifications include his significant oversight experience from serving as chief executive officer of public companies, his industry experience in the oil and gas market (a large end market for ATI), and his operational expertise.

In addition, Mr. Harvey has served on the Boards of Directors of CONSOL Energy Inc. (since 1998) and Barrick Gold Corporation (since 2005). He also served on the Board of Directors of CNX Gas Corporation from 2005 to 2010 and as its Chairman from 2009 to 2010.

Louis J. Thomas	Mr. Thomas served as Director, District 4, United Steelworkers of America for the
Age 71

Northeastern United States and Puerto Rico, prior to his retirement in 2004.

Mr. Thomas was elected to the ATI Board of Directors in 2004 and is a member of each of the Audit Committee and Technology Committee. The United Steelworkers (“USW”) initially proposed the nomination of Mr. Thomas in connection with the 2004 labor negotiations with Allegheny Ludlum, an ATI company. At that time, the Company agreed that the International President of the USW may propose to the Company’s Chairman a nominee for director. The USW nominee is to be a prominent individual with experience in public service, labor, education or business who meets the antitrust and conflicts of interest screening required of all Company directors. Upon recommendation by the Nominating and Governance Committee and election to the Board by the stockholders, the USW nominee is expected to serve for a term as would any other director. The Board believes that Mr. Thomas’s qualifications include his broad experience with labor relations and the industrial and technical matters affecting our business.

CONTINUING DIRECTORS – CLASS I – TERM TO EXPIRE AT THE 2015 ANNUAL MEETING

Diane C. Creel	Prior to her retirement in 2008, Ms. Creel served as Chairman, Chief Executive
Age 65

Officer and President of Ecovation, Inc., a subsidiary of Ecolab Inc. and a waste stream technology company using patented technologies, beginning in 2003. Ecovation, Inc. became a subsidiary of Ecolab Inc. in 2008. Previously, Ms. Creel served as Chief Executive Officer and President of Earth Tech, an international consulting engineering firm, from 1992 to 2003.

Ms. Creel has served on the ATI Board of Directors since 1996 and as Lead Independent Director since the position was established in September 2011. Ms. Creel is Chair of the Nominating and Governance Committee and a member of each of the Finance Committee and the Personnel and Compensation Committee. The Board believes that Ms. Creel’s qualifications include her experience as a chief executive officer of various companies and her entrepreneurial, management and technical experience.

Ms. Creel is also a member of the Boards of Directors of The Timken Company (since 2012) and Enpro Industries, Inc. (since 2009). Recently, she has also served on the Board of Directors of Goodrich Corporation from 1997 to 2012 and Foster Wheeler Ltd. until 2008.

John R. Pipski	Mr. Pipski was a tax partner of Ernst & Young LLP, a public accounting firm, until his
Age 66

retirement in 2001. Thereafter, he provided business advisory and financial and tax accounting services through his own firm until 2013.

Mr. Pipski joined the ATI Board of Directors in December 2011 and is a member of each of the Audit Committee and the Technology Committee. The Board believes that Mr. Pipski’s qualifications include his expertise in financial and tax accounting for public companies, including those in metals and mining, and his general business experience.

Mr. Pipski served on the Board of Directors of CNX Gas Corporation from 2005 to 2010 and was Chairman of its Audit Committee.

James E. Rohr	Mr. Rohr is Executive Chairman of The PNC Financial Services Group, Inc., a
Age 65

diversified financial services organization. He has served as Executive Chairman since May 2013; previously, he was Chairman and Chief Executive Officer. He served as President of The PNC Financial Services Group from 1990 to 2002 and assumed the position of Chief Executive Officer in 2000. He was named Chairman in 2001.

Mr. Rohr has served on the ATI Board of Directors since 1996 and is Chair of the Personnel and Compensation Committee. The Board believes that Mr. Rohr’s qualifications include his significant leadership and management experience from his years of serving as a chief executive officer of a large, publicly traded company and his expertise in capital markets and financial matters.

He has served on the Boards of Directors of The PNC Financial Services Group, Inc. since 1990 and BlackRock Inc. (of which The PNC Financial Services Group, Inc. holds approximately 21.0% of the capital stock) since 1999. Mr. Rohr has announced that he will not stand for re-election to the Boards of each of The PNC Financial Services Group, Inc. and BlackRock Inc. in 2014. Mr. Rohr also serves on the Boards of Directors of EQT Corporation, since 1996, and Marathon Petroleum Corporation and General Electric Company, each since 2013.

CONTINUING DIRECTORS – CLASS II – TERM TO EXPIRE AT THE 2016 ANNUAL MEETING

Richard J. Harshman	Rich Harshman became Chairman, President and Chief Executive Officer on
Age 57

May 1, 2011. Mr. Harshman was President and Chief Operating Officer from August 2010 to May 2011. Prior to that, he served as Executive Vice President, Finance and Chief Financial Officer from 2003 to August 2010. Mr. Harshman was Senior Vice President, Finance and Chief Financial Officer from 2001 to 2003 and Vice President, Finance and Chief Financial Officer from 2000 to 2001. Prior to that, he was Vice President, Investor Relations and Corporate Communications. Mr. Harshman joined the Company in 1978 and served in several financial management roles for the Company.

The Board believes that Mr. Harshman’s qualifications include his experience in senior leadership positions, his intimate knowledge of the industry and ATI’s business given his tenure with the Company, and his financial expertise. Furthermore, the Board believes that Mr. Harshman’s current position as Chairman, President and Chief Executive Officer provides a unified vision for ATI.

Mr. Harshman currently serves on the Board of Directors of Ameren Corporation (since 2013).

Carolyn Corvi	Upon her retirement in 2008, Ms. Corvi concluded a 34-year career with The
Age 62

Boeing Company, a diversified aerospace company, where she most recently served as Vice President, General Manager of Airplane Programs, Boeing Commercial Airplanes, a position she held from 2005 until her retirement.

Ms. Corvi has served on the ATI Board of Directors since September 2012. She is a member of each of the Audit Committee and the Technology Committee. The Board believes that Ms. Corvi’s qualifications include her extensive experience in the aerospace industry (ATI’s largest end market) and her knowledge of and experience in manufacturing.

Ms. Corvi currently serves on the Boards of Directors of Hyster-Yale Materials Handling, Inc. (since 2012) and United Continental Holdings, Inc. (since 2010). Ms. Corvi served on the Boards of Directors of Goodrich Corporation from 2009 until 2012 and Continental Airlines, Inc. from 2009 to 2010.

Barbara S. Jeremiah	Prior to her retirement in January 2009, Ms. Jeremiah served as Executive Vice
Age 62

President of Alcoa, Inc., a leading aluminum producer, from 2002 until 2008, when she also assumed the position of Chairman’s Counsel.

Ms. Jeremiah was elected to the ATI Board of Directors in 2008 and currently serves on each of the Finance Committee and Technology Committee. The Board believes that Ms. Jeremiah’s qualifications include her strong background in the metals industry and significant strategic development and international experience.

Ms. Jeremiah also serves on the Board of Directors Boart Longyear Limited, since 2011, and as Chair of the Board of Boart Longyear Limited since March 2013. Ms. Jeremiah served on the Boards of Directors of EQT Corporation from 2003 to 2012 and First Niagara Financial Group, Inc. from 2010 to 2013.

John D. Turner	Mr. Turner served as Chairman and Chief Executive Officer of Copperweld
Age 68

Corporation, a manufacturer of tubular and bimetallic wire products, from 2001 until his retirement in 2003.

Mr. Turner joined the ATI Board of Directors in 2004. He currently serves as the Chair of the Technology Committee and is a member of each of the Finance Committee and the Nominating and Governance Committee. The Board believes that Mr. Turner’s qualifications include his experience in executive oversight and senior leadership positions, background in the manufacturing sector, and familiarity with industrial and technical matters.

Mr. Turner has served on the Board of Directors of Matthews International Corporation since 1999 and as its Chairman since February 2010.

OUR CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

ATI’s Board of Directors has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision making at the Board and management level with a view of achieving ATI’s strategic objectives. They are subject to modification by the Board from time to time. You can find the Company’s Corporate Governance Guidelines on our website, www.atimetals.com, at “About ATI—Corporate Governance.”

NUMBER AND INDEPENDENCE OF DIRECTORS

The Board of Directors determines the number of directors. The Board currently consists of eleven members: Richard J. Harshman (Chairman), Carolyn Corvi, Diane C. Creel, James C. Diggs, J. Brett Harvey, Barbara S. Jeremiah, Michael J. Joyce, John R. Pipski, James E. Rohr, Louis J. Thomas and John D. Turner. In accordance with the Company’s mandatory retirement policy for directors, Mr. Joyce will retire from the Board of Directors at the 2014 Annual Meeting, at which time the size of the Board of Directors will be reduced to ten members.

In accordance with the Corporate Governance Guidelines, at least 75% of the Company’s directors are, and at least a substantial majority of its directors will be, “independent” under the guidelines set forth in the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s categorical Board independence standards, which are set forth in the Corporate Governance Guidelines. A director is “independent” only if the director is a non-management director and, in the Board’s judgment, does not have a material relationship with the Company or its management. The Board does not consider Richard J. Harshman, Chairman, President and Chief Executive Officer of the Company, to be independent.

The Board, at its February 27, 2014 meeting, affirmatively determined that the remaining ten of the Company’s current directors, Carolyn Corvi, Diane C. Creel, James C. Diggs, J. Brett Harvey, Barbara S. Jeremiah, Michael J. Joyce, John R. Pipski, James E. Rohr, Louis J. Thomas and John D. Turner, are independent in accordance with the foregoing standards. Eight of the Company’s directors have no relationships with ATI other than as directors and stockholders of the Company.

James E. Rohr, is Executive Chairman of The PNC Financial Services Group, Inc. (“PNC”). The Company has a $400 million unsecured revolving credit facility with a syndicate of 10 financial institutions, including PNC Bank, National Association, a subsidiary of PNC, as lender and administrative agent. PNC Capital Markets LLC, an affiliate of PNC, served as lead arranger with respect to this facility. The Company pays fees to PNC Bank under the terms of this facility. The Company also may invest in three money market funds managed by BlackRock, Inc. (“BlackRock”). PNC holds approximately 21.0% of BlackRock’s capital stock. During 2013, the Company paid fees to PNC and its affiliates representing a de minimis portion of both the Company’s revenues and PNC’s revenues, and therefore, all amounts were substantially less than the thresholds set forth in the NYSE’s listing standards which disqualify a director from being independent. Mr. Rohr’s compensation is not affected by the fees that the Company pays to PNC. The Board has determined that (A) the transactions between the Company and PNC (i) are commercial transactions carried out at arm’s length in the ordinary course of business, (ii) are not material to PNC or to Mr. Rohr, (iii) do not and would not potentially influence Mr. Rohr’s objectivity as a member of the Company’s Board of Directors in a manner that would have a meaningful impact on his ability to satisfy requisite fiduciary standards on behalf of the Company and its stockholders, and (iv) do not preclude a determination that Mr. Rohr’s relationship with the Company in his capacity as Chairman and Chief Executive Officer of PNC is immaterial, and (B) Mr. Rohr is an independent director under NYSE existing guidelines and the Company’s categorical Board independence standards.

Carolyn Corvi’s sister currently serves as Program Manager – 787 Engineering Integration for the Commercial Airplanes business of The Boeing Company (“Boeing”). During 2013, the Company supplied Boeing with titanium products for airframes, including Boeing’s 787 Dreamliner airframes, and structural components pursuant to an ongoing commercial relationship with Boeing including a titanium products supply agreement between the Company and Boeing that was extended in 2013 (the “Supply Agreement”). The Board has determined that (A) the transactions between the Company and Boeing (i) are commercial transactions carried out at arm’s length in the ordinary course of business including pursuant to the terms of the Supply Agreement, which was entered into and most recently extended prior to Ms. Corvi’s appointment to the Board, (ii) are not material to Ms. Corvi or Ms. Corvi’s sister, particularly given that Ms. Corvi’s sister is not an executive officer of Boeing and that the sum of the amounts paid by Boeing to the Company in 2013 for products and services did not exceed the thresholds set forth in the NYSE’s listing standards which disqualify a director from being independent, (iii) do not and would not potentially influence Ms. Corvi’s objectivity as a member of the Company’s Board of Directors in a manner that would have a meaningful impact on her ability to satisfy requisite fiduciary standards on behalf of the Company and its stockholders, and (iv) do not preclude a determination that the relationship of Ms. Corvi’s sister with Boeing is immaterial, and (B) Ms. Corvi is an independent director under NYSE existing guidelines and the Company’s categorical Board independence standards.

Audit Committee members must meet additional independence standards under NYSE listing standards and rules of the Securities and Exchange Commission (“SEC”); specifically, Audit Committee members may not receive any compensation from the Company other than their directors’ compensation. The Board has also determined that each member of the Audit Committee satisfies the enhanced standards of independence applicable to Audit Committee members under NYSE listing standards and SEC rules.

BOARD LEADERSHIP

Under the Company’s Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines, the Board of Directors has the flexibility to determine whether it is in the best interests of the Company and its stockholders to separate or combine the roles of Chairman and Chief Executive Officer of the Company at any given time. Whenever a Chairman and/or Chief Executive Officer is appointed, the Board of Directors assesses whether the roles should be separated or combined based upon its evaluation of, among other things, the existing composition of the Board of Directors and the circumstances at the time. The Board has considered the roles and responsibilities of the Chairman and the Chief Executive Officer, and, while it retains the discretion to separate the roles in the future as it deems appropriate and acknowledges that there is no single best organizational model that is most effective in all circumstances, it currently believes that the Company and its stockholders are best served by having Mr. Harshman serve concurrently as Chairman and Chief Executive Officer. The Board of Directors believes that Mr. Harshman’s service in both capacities promotes unified leadership and direction for the Company and allows for a single, clear focus on the efficient implementation of the Company’s strategies to maximize stockholder value. In addition, the Board of Directors believes that Mr. Harshman, serving in both capacities, has been an effective bridge between the Board and the Company’s management.

Ms. Creel, one of our independent directors, has been elected to serve as the Company’s Lead Independent Director. The Lead Independent Director is the principal liaison between the independent directors and the Chairman on Board-wide issues. The Lead Independent Director has the authority to preside at meetings of the Board in the absence of the Chairman, including executive sessions of the independent directors. The Lead Independent Director also has the authority to call meetings of the independent directors when necessary and appropriate. Other responsibilities of the Lead Independent Director include (i) communicating with, and appropriately facilitating communication among, independent directors between meetings, when appropriate; (ii) advising the Chairman regarding schedules, agendas and the quantity, quality and timeliness of information for Board and Committee meetings; (iii) serving as a contact for the Company’s stockholders wishing to communicate with the Board other than through the Chairman, when appropriate, and communicating with other external constituencies, as needed; (iv) advising and consulting with the Chairman on matters related to corporate governance and Board performance; and (v) generally serving as a resource for, and counsel to, the Chairman.

The Board of Directors believes that this leadership structure is appropriate for the Company and in the best interests of the Company’s stockholders at this time. Through governance features such as (i) the establishment of a Lead Independent Director position with the responsibilities described above; (ii) the appointment of only independent directors to the standing committees of the Board of Directors, including the Audit Committee, Nominating and Governance Committee, and Personnel and Compensation Committee; and (iii) the regular use of executive sessions of the independent directors, the Board is able to maintain appropriate independent oversight of our business strategies and activities. These governance features have been effective in promoting a full and free discussion and analysis at the Board level of issues important to the Company. At the same time, the Board of Directors is able to take advantage of the blend of leadership, experience and extensive knowledge of the Company, our industry and the markets in which we compete that Mr. Harshman brings to the combined roles of Chairman and Chief Executive Officer.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors as a whole actively oversees the risk management of the Company. Enterprise risks – the specific financial, operational, business and strategic risks that the Company faces, whether internal or external – are identified and prioritized by the Board and management together, and then each specific risk is assigned to the full Board or a Board committee for oversight. The Nominating and Governance Committee periodically evaluates whether the identified risks are assigned to the appropriate Board committee (or to the Board) for oversight. Certain strategic and business risks, such as those relating to our products, markets and capital investments, are overseen by the entire Board. The Audit Committee and the Finance Committee oversee management of market and operational risks that could have a financial impact, such as those relating to internal controls, liquidity or raw material availability. The Nominating and Governance Committee manages the risks associated with governance issues, such as the independence of the Board, and the Personnel and Compensation Committee is responsible for managing the risks relating to the Company’s executive compensation plans and policies and, in conjunction with the Board, key executive succession.

Management regularly reports to the Board or relevant Committee on actions that the Company is taking to manage these risks. The Board and management periodically review, evaluate and assess the risks relevant to the Company.

DIRECTOR TERMS

The directors are currently divided into three classes and the directors in each class generally serve for a three-year term unless the director is unable to serve due to death, retirement or disability. The term of one class of directors currently expires each year at the annual meeting of stockholders. The Board may fill a vacancy by electing a new director to the same class as the director being replaced or by reassigning a director from another class. The Board may also create a new director position in any class and elect a director to hold the newly created position. It is expected that new directors elected to the Board will stand for election by the stockholders at the next annual meeting. If the proposed amendments to our Certificate of Incorporation to declassify the Board are approved by our stockholders, starting in 2015 all nominees for election as directors will be elected to serve for one-year terms, with all director nominees standing annually for election beginning with our 2017 annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the following five standing committees: Audit Committee, Finance Committee, Nominating and Governance Committee, Personnel and Compensation Committee, and Technology Committee.

Only independent directors, as independence is determined in accordance with NYSE rules, are permitted to serve on the Audit Committee, the Nominating and Governance Committee, and the Personnel and Compensation Committee. All of the standing committees of the Board of Directors are comprised entirely of independent directors.

Each committee has a written charter that describes its responsibilities. Each of the Audit Committee, the Nominating and Governance Committee and the Personnel and Compensation Committee has the

authority, as it deems appropriate, to independently engage outside legal, accounting or other advisors or consultants. In addition, each committee annually conducts a review and evaluation of its performance and reviews and reassesses its charter. You can find the current charters of each committee on our website www.atimetals.com, at “About ATI—Corporate Governance—Committee Charters.”

AUDIT COMMITTEE

The current members of the Audit Committee are Michael J. Joyce (Chair), Carolyn Corvi, James C. Diggs, John R. Pipski and Louis J. Thomas. Following the retirement of Mr. Joyce from the Board of Directors at the 2014 Annual Meeting, it is expected that Mr. Pipski will be appointed as Chair of the Audit Committee. The Board of Directors has determined that these committee members have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this Proxy Statement) and that they meet the NYSE and SEC standards for independence. The Board of Directors has also determined that Mr. Joyce and Mr. Pipski each meet the SEC criteria to be deemed an “audit committee financial expert” and meet the NYSE standard of having accounting or related financial management expertise. Mr. Joyce has over 35 years of accounting, auditing and consulting experience, having most recently served as New England Managing Partner of Deloitte & Touche USA LLP prior to his retirement in 2004. Mr. Pipski has over 40 years of financial and tax accounting experience and served as a tax partner at Ernst & Young LLP until his retirement in 2001; thereafter, Mr. Pipski provided business advisory and financial and tax accounting services through his own firm until 2013.

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority and responsibility for the appointment, retention, compensation and oversight of ATI’s independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors. The independent auditors and the internal auditors have full access to the Committee and meet with the Committee with, and on a routine basis without, management being present.

The Audit Committee is also responsible for reviewing, approving and ratifying any related party transaction. For more information, see the “Certain Transactions” section of this Proxy Statement.

See also the Audit Committee Report in this Proxy Statement.

FINANCE COMMITTEE

The Finance Committee makes recommendations and provides guidance to the Board regarding major financial policies of the Company. It also serves as named fiduciary of the employee benefit plans maintained by the Company.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is responsible for overseeing corporate governance matters. It oversees the annual evaluation of the Company’s Board and its committees. It also recommends to the Board individuals to be nominated as directors, which process includes evaluation of new candidates as well as an individual evaluation of current directors who are being considered for re-election. In addition, this Committee is responsible for administering ATI’s director compensation program. The Nominating and Governance Committee also performs other duties as are described in the Corporate Governance Guidelines and in the Committee’s charter.

PERSONNEL AND COMPENSATION COMMITTEE

The Personnel and Compensation Committee, on behalf of the Board of Directors, establishes and annually reassesses the executive compensation program and the Company’s philosophy on executive compensation, which is more fully discussed in the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement.

One of the duties of the Personnel and Compensation Committee is to oversee Chief Executive Officer (“CEO”) and other executive officer compensation. The Committee reviews and approves corporate goals and objectives relevant to CEO and other executive officer compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation level (either as a Committee or together with the other independent directors) based on this evaluation. The Committee also reviews and approves non-CEO executive officer compensation, and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans that require Board approval. In addition, the Personnel and Compensation Committee administers ATI’s incentive compensation plans. For other executives, the Committee reviews and approves recommendations from management within plan parameters. However, the Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers.

The Personnel and Compensation Committee, under the terms of its charter, has the sole authority to retain, approve fees and other terms for, and terminate any compensation consultant used to assist the committee in the evaluation of the CEO or other executive compensation. The Committee may also obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee historically has retained a compensation consultant, and in September 2012 the Committee engaged Pay Governance LLC (“Pay Governance”) as its independent provider of compensation consulting services for decisions relating to 2013 compensation. Please see the information under the “Compensation Consultant” caption of the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about the role of the compensation consultant. The Committee also utilizes external legal advisors and assesses the independence of its advisors.

Representatives of Pay Governance and the Company’s legal advisors periodically attended meetings of the Committee. For portions of those meetings, the Chairman, President and Chief Executive Officer, the Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, and the Vice President, Human Resources also attend and are given the opportunity to express their views on executive compensation to the Committee. Please see the “Executive Compensation — Compensation Discussion and Analysis” section of this Proxy Statement for more discussion about executive officer compensation.

Each member of the Personnel and Compensation Committee is a “non-employee director” of the Company as defined under Rule 16b-3 of the Securities Exchange Act of 1934, and each member is also an “outside director” for the purposes of the corporate compensation provisions contained in Section 162(m) of the Internal Revenue Code.

See also the Compensation Committee Report in this Proxy Statement.

TECHNOLOGY COMMITTEE

The Technology Committee reviews changing technologies and evaluates how they affect the Company and its technical capabilities.

BOARD AND COMMITTEE MEMBERSHIP — DIRECTOR ATTENDANCE AT MEETINGS

During 2013, the Board of Directors held seven meetings. In 2013, directors attended 98% of all Board meetings and meetings of Board committees of which they were members.

The independent, non-management directors meet separately in regularly scheduled executive sessions without members of management (except to the extent that the non-management directors request the attendance of a member of management). The Lead Independent Director presides over meetings of the independent directors.

A Board meeting is typically scheduled in conjunction with our annual meeting of stockholders and it is expected that our directors will attend absent good reason, such as a scheduling conflict. In 2013, all directors attended our annual meeting of stockholders except for Ms. Corvi and Mr. Rohr, who were unable to attend due to scheduling conflicts.

The table below provides information with respect to current Board committee memberships of the non-employee directors. The table also sets forth the number of meetings held by each Board committee in 2013.

Director(1)	Audit	Finance	Nominating and Governance	Personnel and Compensation	Technology
C. Corvi	X				X
D. C. Creel(2)		X	C	X
J. C. Diggs	X	C	X
J. B. Harvey			X	X
B. S. Jeremiah		X			X
M. J. Joyce(3)	C	X
J. R. Pipski(3)	X				X
J. E. Rohr				C
L. J. Thomas	X				X
J. D. Turner		X	X		C
Number of Meetings held in 2013	10	5	5	8	4

(1)	As Chairman, Mr. Harshman may attend each Committee meeting, except to the extent that a Committee requests to meet without Mr. Harshman present.

(2)	Ms. Creel serves as Lead Independent Director and presides over meetings of the independent directors, and may attend meetings of Committees of which she is not a member.

(3)

In accordance with the Company’s mandatory retirement policy for directors, Mr. Joyce will retire from the Board of Directors at the 2014 Annual Meeting. It is expected that Mr. Pipski will be appointed as Chair of the Audit Committee upon the retirement of Mr. Joyce.

C – Denotes Committee chair.

DIRECTOR COMPENSATION

The non-employee director compensation program consists of: an annual retainer fee comprised of a cash payment of $60,000 and restricted stock valued at $100,000; Committee chairperson cash retainer fee of $10,000; $2,500 per day fee for attending Board meetings; and $1,500 for each committee meeting attended. The Company also pays for orientation or training of Board members outside of Board and committee meetings and for the directors’ travel, lodging, meal and other expenses connected with their Board service. In 2013, the Board increased the annual cash retainer fee for the Audit Committee and Personnel and Compensation Committee Chairpersons to $15,000 per year and the Lead Independent Director’s annual retainer fee to $20,000 from $10,000.

The non-employee directors of the Board earned the following in 2013:

Name (1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
C. Corvi	103,000	93,130	–	–	–	2,831	198,961
D. C. Creel	159,000	93,130	–	–	–	5,246	257,376
J. C. Diggs	136,000	93,130	–	–	–	5,246	234,376
J. B. Harvey	106,000	93,130	–	–	–	5,246	204,376
B. S. Jeremiah	105,000	93,130	–	–	–	5,246	203,376
M. J. Joyce	133,500	93,130	–	–	–	5,246	231,876
J. R. Pipski	111,000	93,130	–	–	–	4,018	208,148
J. E. Rohr	109,500	93,130	–	–	–	5,246	207,876
L. J. Thomas	111,000	93,130	–	–	–	5,246	209,376
J. D. Turner	121,000	93,130	–	–	–	5,246	219,376

(1)

Richard J. Harshman, Chairman, President and Chief Executive Officer, does not receive any compensation for his service on the Board of Directors. All compensation paid to Mr. Harshman by the Company for his service as an executive officer is reflected under “Summary Compensation Table for 2013.”

(2)	This column reflects annual retainer fees, including committee chair and Lead Independent Director fees, as well as Board and committee meeting fees paid to the directors.

(3)

This column reflects the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of the restricted stock awards granted to directors under the Company’s Non-Employee Director Restricted Stock Program. Shares vest on the third anniversary of the date of grant, or earlier upon retirement, death or change of control, and expense is recognized over the vesting period. A discussion of the relevant assumptions made in the valuations may be found in Note 12 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(4)

Amounts in the column consist of dividends paid on directors’ restricted stock. Grants of restricted stock to non-employee directors accumulate stock dividends during the restriction period, and directors are entitled to receive dividends paid on the restricted shares only when the restrictions lapse.

The Board encourages directors to obtain a meaningful stock ownership interest in the Company. Effective January 1, 2012, the Board revised the stock ownership guidelines applicable to all non-employee directors. Under the guidelines, non-employee directors are expected to own at least 10,000 shares of ATI Common Stock within five years of a director’s initial election to the Board. Furthermore, directors are required to retain one-third of any awarded stock until compliance with the guidelines is achieved. Each of the directors was in compliance with the guidelines as of December 31, 2013.

In December 2004, the Board froze and discontinued the Company’s Fee Continuation Plan for Non-Employee Directors. Under the frozen plan, an amount equal to the annual retainer fee in effect for 2004, which was $28,000, will be paid annually to the members of the Board as of December 31, 2004, following the termination of the director’s service as a Board member, for each year of the director’s credited service as a director (as defined in the Plan) up to a maximum of ten years.

CORPORATE GUIDELINES FOR BUSINESS CONDUCT AND ETHICS

ATI has a code of ethics, which we refer to as the Corporate Guidelines for Business Conduct and Ethics (the “Guidelines”), that applies to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our controller and principal accounting officer. We require all directors, officers and employees to adhere to the Guidelines in addressing legal and ethical issues encountered in their work. The Guidelines require that our directors, officers and employees avoid conflicts of interest, comply with applicable laws, conduct business in an honest and ethical manner, and otherwise act with integrity and honesty in all of their actions by or on behalf of the Company. The Guidelines include a financial code of ethics specifically for our Chief Executive Officer, our Chief Financial Officer, and all other financial officers and employees, which supplements the general principles set forth in the Guidelines and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.

All employees are provided with a copy of the Guidelines. In addition, each year, all officers and managers are required to certify as to their understanding of and compliance with the Guidelines. In addition, annually, we require all directors, officers and other employees to complete an interactive online ethics course addressing the Guidelines. This course is part of the Company’s online ethics training program that is administered by a third party. In 2013, an online ethics course was administered addressing workplace respect.

The Company encourages employees to communicate concerns before they become problems. We believe that building and maintaining trust, respect and communications between employees and management and between fellow employees is critical to the overriding goal of efficiently producing high quality products, providing the maximum level of customer satisfaction, and ultimately fueling profitability and growth. Only the Audit Committee of the Board can amend or grant waivers from the provisions of the Guidelines relating to the Company’s executive officers and directors, and any such amendments or waivers will be promptly posted on our website at www.atimetals.com. To date, no such amendments have been made or waivers granted.

A copy of the Corporate Guidelines for Business Conduct and Ethics, which includes the financial code of ethics, is available on our website, www.atimetals.com, at “About ATI—Code of Ethics”.

IDENTIFICATION AND EVALUATION OF CANDIDATES FOR DIRECTOR

The Board is responsible for recommending director nominees to the stockholders and for selecting directors to fill vacancies between stockholder meetings. The Nominating and Governance Committee recommends candidates to the Board. The Nominating and Governance Committee is comprised entirely of independent directors under the applicable rules and regulations of the NYSE and the SEC. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee’s charter is available at the Company’s website, www.atimetals.com at “About ATI—Corporate Governance”. Paper copies can be obtained by writing to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

The Committee considers director candidates suggested by members of the Committee, other directors, senior management and stockholders. For information on how to submit a candidate for consideration, please see the caption “2015 Annual Meeting and Stockholder Proposals”.

Preliminary interviews of director candidates may be conducted by the Chair of the Nominating and Governance Committee or, at her request, any other member of the Committee or the Chairman of the Board. Background material pertaining to director candidates is distributed to the Committee for review.

Director candidates who the Committee determines merit further consideration are interviewed by the Chair of the Committee and other Committee members, directors and key senior management. The results of these interviews are considered by the Nominating and Governance Committee in its deliberations.

Diversity is one of many criteria considered by the Board when evaluating candidates, though the Board does not have a formal policy regarding diversity. Director candidates are generally selected on the basis of the following criteria: their business or professional experience, recognized achievement in their respective fields, integrity and judgment, ability to devote sufficient time to the affairs of the Company, the diversity of their backgrounds, the skills and experience that their membership adds to the overall competencies of the Board, and the needs of the Company from time to time. In 2013, ATI was recognized for having over 20% of the Board comprised of women, and Diane Creel and Carolyn Corvi were recognized as two of the top 100 public company directors nationwide. Nominees must also represent the interests of all stockholders. In accordance with the mandatory retirement policy for directors set forth in the Corporate Governance Guidelines, if a director will reach their 72nd birthday during his or her subsequent term, the Nominating and Governance Committee should take this fact into account in determining whether to recommend the nomination of the director. Our practice has been that new directors added to the Board or to fill vacancies stand for re-election at the next annual meeting of stockholders.

In evaluating the needs of the Board, the Nominating and Governance Committee considers the qualifications of sitting directors and consults with other members of the Board (including as part of the Board’s annual self-evaluation), the Chairman, President and Chief Executive Officer, and other members of executive management. At a minimum, all recommended candidates must exemplify the highest standards of personal and professional integrity, meet any required independence standards, and be willing and able to constructively participate in and contribute to Board and committee meetings. Additionally, the Committee conducts individual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board.

PROCESS FOR COMMUNICATIONS WITH DIRECTORS

We maintain a process for stockholders and interested parties to communicate with the Board of Directors, the Lead Independent Director, or any individual director. ATI stockholders or interested parties who want to communicate with the Board, the Lead Independent Director, or any individual director can write to:

Lead Independent Director

c/o Corporate Secretary

Allegheny Technologies Incorporated

1000 Six PPG Place

Pittsburgh, PA 15222-5479

or call 1-877-787-9761 (toll free). Your letter or message should indicate whether you are an ATI stockholder. Depending on the subject matter, the Lead Independent Director and/or the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly when, for example, it is a request for information about the Company or it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature or it relates to an improper or irrelevant topic.

At each Board meeting, the Corporate Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

2015 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities Exchange Act of 1934, proposals of stockholders submitted for inclusion in the proxy statement and form of proxy relating to the 2015 Annual Meeting of Stockholders must be received no later than November 26, 2014. Stockholder proposals should be sent to the Corporate Secretary, Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222-5479.

The Company’s Certificate of Incorporation and Bylaws provide that in order for director nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Corporate Secretary. For such notices to be timely, the provisions of the Company’s Certificate of Incorporation and Bylaws require that notice be received by the Corporate Secretary not less than 75 days and not more than 90 days before the first anniversary of the date of the preceding year’s annual meeting. For our annual meeting in the year 2015, we must receive any such notice on or after January 31, 2015 and on or before February 15, 2015. The notice must contain certain information specified in the Company’s Certificate of Incorporation and Bylaws.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholder-recommended candidates will be evaluated by the Committee on the same basis as other candidates. Stockholder recommendations should be sent to the Corporate Secretary at the address set forth above, who will forward the information to the Committee.

Stockholders may obtain copies of our Certificate of Incorporation and Bylaws by writing to the Corporate Secretary at the address set forth above. Copies of our Certificate of Incorporation and Bylaws have been filed with the SEC and can be viewed on our website, www.atimetals.com at “About ATI—Corporate Governance.”

The Company has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the Company will deliver only one copy of its annual report and proxy statement to stockholders of record who share the same address and last name unless the Company has received contrary instructions from an affected stockholder. This procedure reduces the Company’s printing costs and mailing costs and fees. Upon written or oral request, the Company will promptly deliver a separate annual report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. If you would like to receive a separate copy of the annual report or proxy statement for this meeting or opt out of householding, or if you are a stockholder eligible for householding and would like to participate in householding, please send a request addressed to ATI’s Corporate Secretary at 1000 Six PPG Place, Pittsburgh, PA 15222-5479, or call (412) 394-2800. Many brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

STOCK OWNERSHIP INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require the Company to disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and statutory insiders and by persons who beneficially own more than ten percent of a registered class of the Company’s equity securities. Based upon a review of filings with the SEC and written representations, the Company believes that, in 2013, all such persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

FIVE PERCENT OWNERS OF COMMON STOCK

The entities listed in the following table are beneficial owners of five percent or more of Company Common Stock as of December 31, 2013, based on information filed with the SEC. In general, “beneficial ownership” includes those shares a person has the power to vote or transfer, and options to acquire Common Stock that are exercisable currently or within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(2)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	7,150,177	(1)	6.62%

(1)

Based on a Schedule 13G filing under the Securities Exchange Act of 1934, as amended, made on February 10, 2014 by The Vanguard Group, Inc. (“Vanguard”), Vanguard had sole voting power with respect to 143,874 shares, sole dispositive power with respect to 7,013,503 shares, and shared dispositive power with respect to 136,674 shares at December 31, 2013.

(2)	Percentages are based on shares of Company Common Stock outstanding as of March 1, 2014, as of which date there were 108,079,636 shares of Company Common Stock outstanding.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth the shares of Common Stock reported to the Company as beneficially owned as of March 1, 2014 by the nominees for director, the continuing directors, each officer named in the Summary Compensation Table, and for all directors, officers and other statutory insiders as a group. Unless indicated otherwise below, the information provided in the following table is based on the Company’s records, information filed with the SEC, and information furnished by the respective individuals.

Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Carolyn Corvi	5,995	*
Diane C. Creel	28,481	*
Hunter R. Dalton	136,045	*
Patrick J. DeCourcy	35,684	*
James C. Diggs	17,321	*
Terry L. Dunlap	175,427	*
Richard J. Harshman	389,273	*
J. Brett Harvey	17,783	*
Barbara S. Jeremiah	18,664	*
Michael J. Joyce	19,250	*
John R. Pipski	7,920	*
James E. Rohr	28,106	*
John D. Sims	100,095	*
Louis J. Thomas	14,607	*
John D. Turner	25,218	*
Dale G. Reid	98,800	*
Gary J. Vroman	3,054	*
All directors, nominees, named executive officers and other statutory insiders as a group (20)	1,252,726	1.2%

*	Indicates beneficial ownership of less than one percent (1%) of the outstanding shares of Company Common Stock.

(1)

For biographical information regarding the beneficial owners, please see pages 14-16 and 28 of this Proxy Statement. The business address for each beneficial owner is c/o Allegheny Technologies Incorporated, 1000 Six PPG Place, Pittsburgh, PA 15222.

(2)

The table includes shares of restricted stock (with respect to directors), and performance/restricted stock under the Performance/Restricted Stock Program (with respect to officers and statutory insiders) in the following amounts: each of Mses. Creel and Jeremiah and Messrs. Diggs, Harvey, Joyce, Rohr, Thomas and Turner, 8,007; Mr. Pipski, 6,720; Ms. Corvi, 4,995; Mr. Harshman, 164,993; Mr. DeCourcy, 35,375; each of Messrs. Dalton and Dunlap, 57,094; Mr. Sims, 54,725; Mr. Reid, 22,446; Mr. Vroman, 0; and for all directors, nominees, officers and other statutory insiders as a group, 553,372. The table includes shares held in the Company’s 401(k) plans for the account of Mr. Reid and shares held jointly with the named individuals’ spouses.

The table also includes the following shares with respect to which beneficial ownership is disclaimed: 25,687 shares owned by Mr. Harshman’s spouse; and 295 shares owned by Mr. Reid’s spouse.

The table includes shares issuable pursuant to options that are currently exercisable in the following amounts: each of Messrs. Joyce and Thomas, 1,000; Mr. Rohr, 3,000, and Mr. Turner, 2,000; and for all directors, nominees, officers and other statutory insiders as a group, 7,000. There are no unvested stock options.

(3)	As of March 1, 2014, there were 108,079,636 shares of Company Common Stock outstanding.

MEMBERS OF ATI’S MANAGEMENT EXECUTIVE COUNCIL

The following lists the members of the management Executive Council as of March 1, 2014. For further information, see Item 1 captioned “Executive Management, Including Executive Officers under the Federal Securities Laws” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Richard J. Harshman, 57, is Chairman, President and Chief Executive Officer. Mr. Harshman’s biographical information can be found on page 16 of this Proxy Statement.

Patrick J. DeCourcy, 51, has served as Senior Vice President, Finance and Chief Financial Officer since December 2013. He was Interim Chief Financial Officer from July 2013 to December 2013. From 2011 to July 2013, Mr. DeCourcy provided assistance to ATI executive management with business integration and strategic investments until he was named Senior Director, Strategic Projects and Business Integration, from March 2012 to July 2013. From 2000 to April 2010, he served as Vice President, Finance and Administration of ATI Allvac.

Hunter R. Dalton, 59, became Executive Vice President, Long Products in May 2011. He has served as President, ATI Allvac since 2008. Previously, he served as Group President, ATI Long Products from 2008 to May 2011. From 2003 to 2008, Mr. Dalton served as Senior Vice President of Sales and Marketing for ATI Allvac.

Terry L. Dunlap, 54, became Executive Vice President, Flat-Rolled Products in May 2011. He has served as President, ATI Allegheny Ludlum since 2002. Previously, he served as Group President, ATI Flat-Rolled Products from 2008 to May 2011.

John D. Sims, 54, became Executive Vice President, High Performance Forgings and Castings, Primary Titanium Operations, and Engineered Alloys, and President, ATI Ladish in September 2013. Previously, he was Executive Vice President, Primary Titanium Operations, and Engineered Alloys and Products beginning in February 2013. Prior to that, Mr. Sims served as Executive Vice President, Primary Metals and Exotic Alloys from May 2011 to February 2013 and President, ATI Wah Chang from 2008 to February 2013. Previously, he was Group President, ATI Primary Metals and Exotic Alloys from February 2011 to May 2011.

Elliot S. Davis, 52, became Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary in May 2011. Previously, Mr. Davis served as Vice President and General Counsel from August 2010 to May 2011. Mr. Davis was Assistant General Counsel from 2008, when he joined the Company, to August 2010. Prior to that, Mr. Davis was a partner of K&L Gates LLP, where he practiced for nearly 20 years in its corporate, mergers and acquisitions and securities group.

Kevin B. Kramer, 54, was named Senior Vice President, Chief Commercial and Marketing Officer when he joined ATI in February 2014. Prior to joining ATI, Mr. Kramer was President – Stoneridge Wiring Division and Vice President of Stoneridge, Inc., a designer and manufacturer of highly engineered electrical and electronic components, modules and systems for global commercial vehicle, automotive, agricultural and off-highway vehicle markets, from May 2012 through January 2014. Prior to that, Mr. Kramer worked at Alcoa Inc. from 2004 to 2012, where he had served as President – Growth Initiatives and President – Wheel and Transportation Products.

Carl R. Moulton, 66, was named Senior Vice President, International in May 2011. Previously, Mr. Moulton served as Vice President, International since March 2009. Prior to that, Mr. Moulton was President of Uniti LLC, an ATI joint venture, since its formation in 2003.

ITEM 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the voting results for the proposal considered at the Company’s 2011 Annual Meeting of Stockholders regarding the frequency of advisory (non-binding) votes to approve the compensation of ATI’s named executive officers, the Company determined to hold an advisory vote to approve the compensation of ATI’s named executive officers every year until the next stockholder vote on the frequency of such advisory votes. A stockholder vote on the frequency of such advisory votes is required to be held at least once every six years.

Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation, as we have described it in the “Executive Compensation” section of this Proxy Statement, beginning on page 30. This proposal, commonly known as a “Say-On-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this vote is advisory, and not binding on our Company, it will provide information to our Personnel and Compensation Committee (the “Committee”) regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Committee will consider when determining executive compensation for the remainder of 2014 and in future years. Last year, our Say-On-Pay proposal received nearly 90% approval.

The Committee continually reviews the compensation program for our named executive officers to ensure that it achieves the desired goal of offering total compensation consisting of base salary competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

We ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders.”

The Say-On-Pay vote is advisory, and therefore not binding on the Company. The Board of Directors and the Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Personnel and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR

THE APPROVAL OF THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND ANY RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses material information relating to our executive compensation plans for the following executive officers of the Company:

•	Richard J. Harshman, Chairman, President and Chief Executive Officer;

•	Patrick J. DeCourcy, Senior Vice President, Finance, and Chief Financial Officer;

•	Hunter R. Dalton, Executive Vice President, Long Products and President, ATI Allvac;

•	Terry L. Dunlap, Executive Vice President, Flat-Rolled Products and President, ATI Allegheny Ludlum; and

•	John D. Sims, Executive Vice President, High Performance Forgings and Castings, Primary Titanium Operations, and Engineered Alloys and President, ATI Ladish

Messrs. Harshman, DeCourcy, Dalton, Dunlap, and Sims are collectively referred to as the “named executive officers.” This section, as well as the Summary Compensation Table and related disclosures, also include compensation information for Dale G. Reid, former Executive Vice President, Finance and Chief Financial Officer, and Gary J. Vroman, former Executive Vice President, High Performance Forgings and Castings and President, ATI Ladish, both of whom retired from the Company in 2013.

SUMMARY OF OUR EXECUTIVE COMPENSATION PROGRAM

Set forth below is a summary of ATI’s executive compensation practices, the 2013 Say-on-Pay vote, changes to the executive compensation program over the past two years, pay for performance philosophy, and financial highlights. For many years, a fundamental principle of the Company’s executive compensation program has been to tie compensation to the achievement of specific financial and performance goals that further ATI’s business plans, reward actual performance, and are effective in achieving the Company’s underlying compensation goals.

OUR COMPENSATION PRACTICES

WHAT WE DO:

•

Link compensation to ATI performance. All cash bonus and equity incentive plans are based on performance metrics such as net income, income before taxes, strategic operational goals, and total stockholder return relative to a peer group. Performance targets are geared to the Company’s business plans and approved near the beginning of the plan performance measurement period. Payments are made only when the performance targets are achieved. Furthermore, unlike many other restricted stock plans that consist solely of time-based vesting, ATI’s restricted stock plans exceed market standards by including performance metrics.

•

Robust stock ownership guidelines. ATI maintains stock ownership guidelines for executives and other managers in order to foster an ownership culture within the Company, as discussed beginning on page 56. Currently, all named executive officers’ ownership is within the guidelines.

•

Double-trigger change-in-control agreements. Our change in control agreements require both a qualified change in control of the Company and termination of the executive from his or her position (“double trigger”). In 2012, the Committee adopted a policy prohibiting excise tax gross-ups in any new or modified change in control agreement in the future. Our CEO voluntarily amended his change in control agreement in 2013 to eliminate the tax gross-up provisions.

•

Clawback policy. There are clawback agreements with each member of the management Executive Council that require key executives to return compensation to the extent that information used to calculate achievement of earnings or other performance measures is subsequently determined to be materially incorrect.

•

Risk mitigation. The Committee develops what it believes to be a prudent balance of annual and three-year compensation plans and cash and equity awards using diverse criteria to discourage inappropriate risk. With respect to the named executive officers, the compensation program consists of base salary, a potential annual performance-based cash bonus, and longer-term (generally three-year) performance-based cash and equity compensation plans. The Committee believes that the complementary but diverse goals, overlapping performance measurement periods, and balance of payment forms serve to substantially reduce the possibility that the compensation process could provide incentive to undertake imprudent risk.

•

Elimination of perquisites. The Company has eliminated perquisites such as personal air travel and club dues. The Company does provide a parking benefit to the named executive officers who work at corporate headquarters on the same terms as provided to a broader group of corporate employees.

•

Independent compensation consultant. For the second consecutive year, the Committee engaged Pay Governance to provide advice to the Committee regarding the Company’s executive compensation program. Pay Governance does not provide any other services to ATI.

WHAT WE DON’T DO:

•	Employment agreements. The Company has not entered into employment agreements with its executive officers.

•

Excise tax gross-ups in change in control agreements. No excise tax gross-up provisions are included in any new or modified change in control agreement. Mr. Harshman’s existing agreement was amended to eliminate the provision. In 2014, it is expected that all members of the management Executive Council and corporate officers will have change in control agreements that do not include an excise tax gross-up provision.

•	Tax gross-ups related to perquisites. In recent years, the Company eliminated all tax gross-ups associated with perquisites.

•	Hedging transactions or pledging of ATI stock by officers and directors. The Company prohibits officers and directors from engaging in hedging or pledging transactions with respect to ATI stock.

INVESTOR OUTREACH AND THE 2013 SAY ON PAY VOTE

Throughout the year, we actively engage with our largest investors and solicit their feedback on corporate governance topics and ATI’s executive compensation program. The results of our engagement are reflected in the changes that we have made to our corporate governance practices and our executive compensation program. At the Company’s 2013 Annual Meeting of Stockholders, stockholders expressed a high level of support for our executive compensation program, with nearly 90% of the votes cast for approval of our Say-On-Pay proposal. We believe that this overwhelming approval by the stockholders is their acknowledgement of the significant changes made to ATI’s executive compensation program since Richard J. Harshman became Chairman, President and Chief Executive Officer in May 2011.

RECENT CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAM

During 2013, the Committee continued its process of making the incentive plans more understandable to stockholders as well as more consistent with peer group practices. The Committee, together with its compensation consultant, considered a number of alternate designs that could make the incentive plans simpler and more objective. The changes made by the Committee to the Company’s executive compensation program as described below, more clearly tie financial performance and compensation and operate in a way that reflects evolving compensation practices.

	PRSP	TSRP	KEPP	Other Compensation Practices

2013	Further reduced CEO’s target award opportunity.	Further reduced CEO’s target award opportunity. Increased the minimum (threshold) level of Company performance required for payout to be 35th percentile relative to peer group (from 25th percentile).	Reduced maximum payout opportunity under Level I by half to 5X, while preserving rigorous performance goals. Discontinued Level II.

Eliminated the excise tax gross-up provision from the CEO’s change in control agreement.

Eliminated excise tax gross-up provision from new or modified change in control agreements.

Restructured the benchmarking peer group to eliminate substantially larger and smaller companies.

Eliminated remaining gross-ups.

Formalized long-standing policy to prohibit hedging and pledging of stock by officers and directors.

2012	Maintained CEO target award opportunity at a reduced level.	Maintained CEO target award opportunity at a reduced level. Reduced the maximum payout opportunity to 200% of base salary (from 300%).	Changed structure of Level I performance targets to be incrementally more challenging between target and maximum levels.

Eliminated perquisites of personal use of corporate aircraft, payment of club dues, and related gross-ups.

Revised executive stock ownership guidelines to apply deeper into organization and require retention of stock until guidelines are met.

2014 CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAM

•

For 2014, the Committee discontinued new awards under the Key Executive Performance Plan (“KEPP”) and the separate Total Shareholder Return Plan (“TSRP”). Awards made in 2012 and 2013 under ongoing performance measurement periods remain in force in accordance with, and subject to, their respective terms and conditions. No other future awards will be made under those plans.

•

For 2014, the Committee adopted a new Long-Term Performance Plan (“LTPP”). The LTPP consists of two performance components. The first performance component under the LTPP for 2014 includes total shareholder return (“TSR”) as a performance measure because the Committee believes that measure keeps a focus on the returns on the Company common stock competitive with the returns of our peer companies. The second performance component under the LTPP is the Long-Term Shareholder Value (“LTSV”). Under the LTSV for 2014, three-year performance restricted stock awards have been granted and will vest at the end of the three-year performance measurement period in whole or in part subject to the achievement of four strategic operational goals that are expected to create stockholder value over the long-term. Only members of the management Executive Council, which includes the named executive officers, are eligible to participate in the LTSV.

•

For 2014, the Committee chose to retain the Performance/Restricted Stock Plan (“PRSP”) in its current form, which continues to exceed market standards for restricted stock plans by including a performance feature. The Committee has been advised by its compensation consultant that many peer companies sponsor restricted stock plans that have no performance requirement – rather, only time-based vesting. The Committee believes that a performance requirement is a very important communication and motivation device in the PRSP, in part because the PRSP covers not only named executive officers but also because it is the equity incentive plan available to the broadest group of salaried manager-level employees.

•

The CEO’s awards at target under the long-term compensation program consisting of PRSP and LTPP are designed to pay at the approximate median of long-term compensation of the benchmarking peer group, if performance is at the median.

•

For 2014, annual compensation for the named executive officers was adjusted so that the entire executive compensation program, when considering both the short-term and long-term elements, reduces the volatility of total compensation based on performance year-to-year so that total compensation for the named executive officers is better and more consistently aligned with the benchmarking peer group.

•

The 2014 Annual Incentive Plan (“AIP”) targets were decreased by 10% for each member of the management Executive Council, which included the named executive officers. The decrease in AIP targets aligns short-term incentive compensation to within a competitive market range.

•	For 2014, base salaries for the named executive officers were increased to better align with the competitive market and for internal pay equity.

THE EFFECT OF THE DESCRIBED CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAM

These changes and modifications made in 2013 and 2012 are having the intended impact, given the fact that, as illustrated by the following table, CEO total direct compensation decreased significantly in 2013 and is projected to modestly increase in 2014 and 2015 based on current ATI performance. The Committee was advised by its compensation consultant that median target total direct CEO compensation for the Company’s benchmarking peer group was approximately $6.1 million as of January 1, 2014. At year-end 2013, our CEO’s target total direct compensation was approximately $6.0 million, or about 2% below the benchmarking peer group median as a result of the changes discussed above, which were intended to better align it with the market and our compensation philosophy. The table below illustrates that Mr. Harshman’s actual total direct compensation was approximately 62% below this amount, and based on Company performance as of December 31, 2013, his total direct compensation for 2014 and 2015, though higher than for 2013, still is projected to be below the 25th percentile of such total direct CEO compensation for the Company’s benchmarking peer group.

Richard J. Harshman Chairman, President & Chief Executive Officer Actual 2013 and Projected 2014 and 2015 Total Direct Compensation
	Base Salary	AIP	PRSP	TSRP	KEPP	TOTAL
2013 Actual	$955,000(1)	$0(2)	$560,016(3)	$334,214(3)	$450,533(4)	$2,299,763
2014 Projected	$1,000,000(5)	$1,150,000(6)	$1,264,188(7)	$0(8)	$0(8)	$3,414,188
2015 Projected	$1,000,000(5)	$1,150,000(6)	$0(7)	$1,161,245(8)	$0(8)	$3,311,245

(1)	Reflects Mr. Harshman’s base salary effective February 28, 2013.

(2)	No amounts were earned or paid under the AIP for 2013 performance.

(3)	Value reflects shares vested and earned under the 2011-2013 PRSP using the fair market value of $32.285 on the vesting date of January 24, 2014.

(4)	Value reflects full amount earned under 2011-2013 KEPP.

(5)	Reflects Mr. Harshman’s base salary effective February 26, 2014.

(6)	Value represents the target award for the given year under the AIP, which was reduced to 115% of base salary at target, compared to 125% for the year 2013.

(7)	Represents the value of shares currently expected to be earned and vested using the closing price of ATI stock of $35.63 on December 31, 2013.

(8)	Value represents interim performance under the TSRP and KEPP; TSRP shares valued using the closing price of ATI stock of $35.63 on December 31, 2013.

PAY FOR PERFORMANCE AND PAY ALIGNMENT

ATI’s compensation philosophy is that a substantial portion of the named executive officers’ compensation should be at risk, and that total compensation for the CEO should target the median of peer group compensation. Absolute alignment of CEO total compensation with Company performance is evidenced by the following chart, which illustrates how our three-year total stockholder return aligns with the total compensation paid to our CEO during that time. Total stockholder return assumes that $100 was invested in ATI stock at December 31, 2010.

Below illustrates the gradual effects of the compensation changes initiated by the Committee since Mr. Harshman became CEO.

The compensation amounts shown above were as reported in the Summary Compensation Table, see page 59, and for Total Realized Compensation, as described on page 58.

The Committee recognizes that the Company’s business is cyclical. Executing capital improvements, cost containment and repositioning actions in down cycle years enable the Company to optimize returns in higher cycle times even though the performance in the down cycle years may not show during that year or measurement period in terms of increased earnings or share returns. For this reason, we use three-year achievement measurement periods for all but our annual incentive plan so that there is a recognition of performance over a longer period of time and a mitigation of compensation risk. The result is that reported compensation earned over the three-year period may appear to exceed what is merited if the reporting year is a down cycle year but appears to trail performance when the business cycle is improving. As shown elsewhere in this discussion, actual compensation for 2013 will be substantially less than in prior years notwithstanding that management has been achieving strategic operational goals that are expected to create stockholder value over the long-term.

2013 FINANCIAL HIGHLIGHTS

In 2013, demand for our products from most of our global markets was weaker and did not improve as expected. The Company faced the challenges of low shipments of many high-value and standard products, low base-selling prices for many products, and higher raw material input costs not aligned with falling raw material sales indices and surcharges. However, despite these challenges, throughout 2013, the Company focused on improving our market position and completing our strategic investments to ensure that ATI remains well-positioned as global economic and market conditions improve. These actions are aimed at improving our future performance and positioning ATI to benefit from longer-term growth opportunities. Our strategic actions included:

•

Maintaining our strong balance sheet. ATI finished 2013 with over $1 billion of cash and cash equivalents and $1.4 billion of available liquidity, including our undrawn unsecured senior credit facility. We proactively issued $500 million of 5.875%, ten-year senior notes to provide financial flexibility as we complete, commission and qualify our strategic capital projects and address short-term debt maturities. We realized significant cash generation in 2013, despite a decline in profitability, with cash flow from operations of $368 million, including a reduction of $242 million in managed working capital in response to business conditions. We utilized our cash in 2013 to invest $613 million in capital expenditures, primarily for the Hot-Rolling and Processing Facility (HRPF) project, and returned $77 million to our stockholders as dividends.

•

Further improving our position in the key end markets of aerospace, oil and gas/chemical process industry, electrical energy, medical, and automotive through strategic and long-term agreements (LTAs) with both existing and new customers, with potential revenues of over $3 billion over future years.

•

Placing into service our Flat-Rolled Products segment HRPF at the end of 2013. The HRPF is on schedule and on budget, and is expected to be producing all of ATI’s flat-rolled products by the end of 2014. This game-changing investment is designed to significantly enhance ATI’s flat-rolled products capabilities for all alloys, reduce manufacturing cycle times, and lower production costs.

•	Beginning the premium-quality (PQ) qualification program at our Rowley titanium sponge facility in October 2013.

•	Selling our non-core tungsten materials business in November 2013 for approximately $605 million in cash.

•	Focusing on reducing our cost structure, achieving gross cost reductions before the effects of inflation of over $141 million in 2013.

The Company’s financial performance in 2013 relative to prior years is shown by the financial performance metrics relevant to performance goals under the PRSP and KEPP long-term incentive compensation plans.

Income (loss) before taxes from continuing operations ($ millions)	Net income ($ millions)

The line graph below shows the CEO’s total realized compensation (“TRC”), as defined by ATI, relative to the above performance metrics, which further show alignment between ATI’s executive compensation program and financial performance.

Please see the Company’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission on February 27, 2014, for a complete discussion of the Company’s financial performance and factors affecting performance for the fiscal year ended December 31, 2013.

2013 PERFORMANCE AND COMPENSATION

The following summarizes the award payments made under the short- and long-term executive compensation plans to the named executive officers and other participating employees based on ATI’s financial performance in 2013 and prior years as applicable:

•	2013 AIP: Minimum performance goals were not met and no AIP was earned or paid to any participant.

•	2011-2013 PRSP: The net income target of $300 million was exceeded for the performance measurement period, and the restricted stock awarded under that plan vested.

•

2011-2013 TSRP: The Company’s relative total stockholder return for the 2011-2013 performance measurement period was at the 26th percentile, yielding a payment below target at 53% under the 2011-2013 TSRP.

•

2011-2013 KEPP: Achievement of the cumulative IBT targets under the 2011-2013 KEPP was at a level of 0.7 times base salary. Although management substantially attained the specific operational goals set in 2011 under Level II of the 2011-2013 KEPP, the Committee determined that, although earned, no award would be paid under Level II of the plan.

The following table shows the payout level for each of the named executive officers of paid compensation based on ATI’s 2013 performance. The table also shows that performance-based compensation was a substantial majority of the total compensation paid to the named executive officers in 2013.

Named Executive Officer	2013 AIP (%)	2011-2013 PRSP (%)	2011-2013 TSRP (%)	2011-2013 KEPP (Gradient Achievement/ Multiple of Base Salary)	Performance – Based Compensation as a Percentage of Total Compensation
Harshman	0	100	53	0.7	84
DeCourcy(1)	0	n/a	n/a	n/a	–
Dalton	0	100	53	0.7	79
Dunlap	0	100	53	0.7	79
Sims	0	100	53	0.7	79

(1)	Mr. DeCourcy did not participate in the PRSP, TSRP, or KEPP for the 2011-2013 performance measurement period.

Effective February 28, 2013, the named executive officers’ base salaries were as follows: Mr. Harshman: $955,000; Mr. Dalton: $451,500; Mr. Dunlap: $451,500; Mr. Sims: $425,000. Mr. DeCourcy’s salary was increased to $430,000 upon his promotion to Senior Vice President, Finance and Chief Financial Officer in December 2013.

COMPENSATION SETTING PROCESS AND PHILOSOPHY

ROLE OF THE PERSONNEL AND COMPENSATION COMMITTEE

The Committee believes that its primary responsibility is to design compensation plans that drive the Board’s and management’s long-term strategic vision for ATI, and to ensure that the plans are aligned with the appropriate pay-for-performance philosophy and stockholder value creation over the long-term. Over the last several years, the Committee has emphasized design clarity and transparency in order to better communicate with stockholders.

The Committee is composed of three independent, non-employee directors. With regard to the named executive officers and other members of the management Executive Council, which is comprised of eight members of senior management including the CEO, the Committee has the sole responsibility to carry out ATI’s overarching policy of linking the executive compensation program to the interests of stockholders. The Committee has the responsibility to outline the plans for management employees more broadly and to supervise management’s implementation of those plans to ensure a continuing source of leadership and succession planning for the Company. In addition, the Committee reviews compliance with independence standards applicable to ATI’s compensation consultant.

COMPENSATION PHILOSOPHY – PAY FOR PERFORMANCE

The Committee recognizes that the Company’s business is cyclical. Executing capital improvements, cost containment and repositioning actions in down cycle years enable the Company to optimize returns in higher cycle times even though the performance in the down cycle years may not show during that year or measurement period in terms of increased earnings or share returns. For this reason, the Company uses three-year achievement measurement periods for all but our annual incentive plan so that there is a recognition of performance over a longer period of time and a mitigation of compensation risk. The result is that reported compensation earned over the three-year period may appear to exceed what is merited if the reporting year is a down cycle year but appears to trail performance when the business cycle is improving.

The Committee’s approach to compensation has been to offer a package consisting of a base salary that is competitive with an identified peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of stockholders. As described under the caption “Overall Design of the Compensation Program,” the Committee develops what it believes to be a prudent balance of annual and long-term programs using diverse criteria to discourage inappropriate risk taking. With respect to the named executive officers, the program consists of:

•	a base salary;

•	a potential annual performance-based cash bonus; and

•	longer-term (generally three-year) performance-based compensation plans.

The Committee views the executive compensation program as a management tool that, through a stretch target setting process, encourages the management team to achieve or surpass ATI’s business objectives.

The Committee has determined that the executive compensation program should:

•

pay competitively by setting overall target compensation, which is realized when performance targets are met, in line with target compensation at peer companies and other companies and industries with which ATI competes for managerial talent;

•

provide performance-oriented incentive plans that are linked to the interests of stockholders by putting substantial portions of potential compensation at risk but also driving performance with opportunities for superior compensation for superior performance results;

•	support ATI’s business strategy by tying performance goals to specific Company strategic objectives;

•	be attractive for long-term careers with the company by including appropriate retention features; and

•	focus on long-term success by linking long-term performance plan measures to ATI’s long-term business plans and goals as concretely as possible.

Competitive Compensation

The Committee reviews, with outside compensation and legal advisors, the compensation policies and practices at peer companies: (i) with which ATI competes for talent and skill sets in the Company’s multiple locations, and (ii) in our industry and serving our end markets. The Committee uses this information as input in establishing base compensation levels throughout the management organization at the approximate median of these groups. As described above, the incentive plans provide opportunities to earn additional amounts if performance goals are met or exceeded, but do not pay out if performance goals are not met.

Performance-Oriented and Linked to the Interests of Stockholders

The Committee believes that management employees should have significant portions of compensation at risk by linking compensation opportunities to the attainment of Company performance goals and strategic objectives, and that, the more senior the manager, the larger the percentage of compensation that, over time, should be at risk.

The array of goals and targets used across all management levels, which include both financial performance measures as well as pre-set goals within a particular participant’s area of responsibility, are designed to encourage a team-oriented approach to achieving ATI profitability and strategic objectives and positioning the Company for the challenges of the future. The Committee scales compensation challenges and opportunities by level of responsibility and focuses performance on the measures that particular managers can most directly influence. The Committee believes that the performance goals and targets will attract, challenge, and retain superior managers experienced in the Company’s businesses and direct their efforts toward achieving specific tasks that the Board and senior management determine to be necessary for profitable growth through business cycles.

The Committee has implemented its pay-for-performance philosophy by using performance metrics that are linked to the interests of stockholders, such as net income/earnings, income before taxes (IBT), strategic operational goals that are designed to help create stockholder value over the long-term, and relative stock price and dividend performance as the principal goals for its performance-oriented compensation plans, particularly for the named executive officers. ATI’s business plans have focused on internal generation of the funds necessary for sustainable profitable growth and product and end market diversification. The Committee believes that focusing the compensation plans on the described metrics directs management’s energies toward achieving those long-term goals.

The Company also has robust stock ownership guidelines in place for its executives and directors, as discussed in the “Other Compensation Policies” section of this Proxy Statement. All named executive officers meet or exceed their required holdings under the stock ownership guidelines.

To Attract and Retain Talent

The executive compensation program is designed to attract and retain a deep pool of managerial talent that shares the Company’s commitment to enhancing stockholder value in the short- and longer-terms.

COMPENSATION CONSULTANT

The Committee, under its charter, has the sole authority to retain and terminate any compensation consultant used in the evaluation of executive compensation and has the sole authority to approve the retention terms of the consultant, including fees. The compensation consultant is retained by the Committee and is responsible only to the Committee. Implicit in the determination to retain a consultant is the Committee’s review of the appropriate qualifications of the consultant, including independence. The Committee assures itself as to the independence of the consultant and re-evaluates the consultant’s independence on an ongoing basis. The Committee may, at any time, contact the consultant without interaction from management.

For benchmarking and setting goals for compensation plans in 2012 and 2013, the Committee utilized Pay Governance LLC (“Pay Governance”), a nationally recognized executive compensation consultant. Pay Governance provides no other services to the Company and has been determined to be independent by the Committee. Further, because Pay Governance is involved only in the business of compensation consulting, Pay Governance does not attempt to sell other services to the Company.

SETTING COMPENSATION LEVELS AND OPPORTUNITIES

Near the end of each year, the Board (including members of the Committee) reviews ATI’s annual and long-term business and strategic plans with management. At the Committee’s January meeting, following the review of the Company’s year-end financial results, the Committee determines the award payments to be made under the compensation plans with performance measurement periods that concluded at the end of the previous year based upon the Committee’s assessment of the achievement of the predefined plan goals and objectives.

Generally, at the Committee’s February meeting, the Committee authorizes compensation plans for future periods and establishes the specific performance goals under the executive compensation plans in light of the Board-approved business and strategic plans for that future period. As previously described, in February 2014, the Committee decided to eliminate the separate TSRP and KEPP. In their place, the Committee adopted the LTPP that provides for two types of awards which, if earned, are settled in stock based on achievement of TSR goals or strategic operational performance goals.

The Committee considers which compensation plans, award levels and performance goals would optimize the achievement of ATI’s future business objectives without introducing systemic risk driven by the executive compensation program. The Committee solicits the views of its advisors as to whether the plans under consideration reflect and support achievement of the Company’s short-term and long-term business objectives and strategies. In addition, at that time, the Committee approves individual participation levels in the compensation plans for the CEO and members of the management Executive Council, and directs executive management to establish participation levels in the plans for other eligible employees who are not named executive officers consistent with guidelines given by the Committee. Generally, all prospective compensation opportunities under the long-term compensation plans are made at the Committee’s February meeting.

When setting prospective compensation opportunities based upon future performance under the AIP and long-term incentive plans, the Committee looks to the prospective periods and does not take into account compensation earned in prior periods. Moreover, the Committee does not believe it to be in the best interests of the Company to reduce prospective compensation opportunities if excellent performance in past periods has produced maximum cash awards or has caused the value of equity awards to increase significantly from the value on date of grant. Similarly, prospective compensation opportunities are not increased if past periods produced lower than targeted realizations of cash or equity awards.

The following chart illustrates the target incentive percentages (expressed as a percentage of base salary) for the chief executive officer for each the past three years including 2013 and reported in this proxy statement.

	CEO Target Incentive Percentage by year (%)
Plan	2012	2013	2014
AIP	125	125	115
PRSP	170	150	150
TSRP	170	150	n/a
KEPP	100	100	n/a
LTPP: • TSR • LTSV	n/a	n/a	150 100

BENCHMARKING PEER GROUP

The Committee considers, with information provided by the compensation consultant, the compensation practices across a broader group of manufacturing companies. The Committee uses the peer group as a reference in developing its executive compensation program and in determining the competitiveness of its executive compensation levels. The Committee also uses the broader manufacturing company practices as a check against the peer group information. Annually, the Committee reviews the peer group to ensure that the companies constituting the peer group remain relevant and provide meaningful comparisons for compensation and business purposes. ATI believes that there are no public companies that engage in the full range of the Company’s specialty materials and components manufacture, fabrication, marketing and distribution.

ATI had historically used a single peer group for benchmarking executive and director compensation levels, evaluating peer compensation policies and practices, and evaluating relative total shareholder return for our TSRP long-term incentive plan. In the fall of 2012, upon the appointment of Pay Governance as the Committee’s independent compensation consultant, the Committee asked Pay Governance to, among other things, review the Company’s peer group and to develop a comprehensive set of criteria for evaluating and selecting peer companies. Pay Governance developed the following criteria to guide the selection of peer companies:

•	Peers should reflect competitors for business and/or executive talent and be primarily from the metals industry or adjacent sectors.

•	Peers should reflect the general complexity and business orientation of ATI:

•	Global footprint, product lines, foreign competition similar to ATI;

•	Revenues that approximate half to double that of ATI with some flexibility;

•	Capital intensive businesses as indicated by lower asset turnover ratios (i.e., 0.5 to 1.5);

•	Higher company stock price volatility, known as beta (i.e., greater than 1.0);

•	Market capitalization reasonably aligned with ATI with some flexibility for outlier companies that may be aligned from different perspectives (i.e., revenues, competitor); and

•	Number of employees generally similar to ATI.

•	Peer stock prices should be reasonably correlated with ATI over the past five years indicating sensitivity to similar external market influences.

•	Companies with unusual CEO pay practices are less desirable and have been eliminated from the peer group (e.g., founders, co-CEOs, etc.).

Upon review of our traditional peer group using the selection criteria identified above, Pay Governance recommended, and the Committee approved, the following changes to the peer group for use in benchmarking executive and director compensation levels beginning in 2013:

Elimination of the Following Companies:

•	Alcoa Inc. (revenues and assets too large)

•	Nucor Corporation (revenues and assets too large)

•	United States Steel Corporation (revenues and assets too large)

•	Universal Stainless and Alloy Products, Inc. (revenues and assets too small)

•	RTI International Metals, Inc. (revenues and assets too small)

•	Materion Corporation (revenues and assets too small)

•	A. M. Castle & Co. (revenues and assets too small; large distribution business)

•	Titanium Metals Corporation (has been acquired)

Addition of the Following Companies:

Noting that only 10 of the original 18 peer companies remained in the peer group, Pay Governance recommended and the Committee approved the addition of the following six companies:

•	Terex Corp.

•	SPX Corporation

•	Joy Global, Inc.

•	Valmont Industries, Inc.

•	Crane Co.

•	WABTEC Corporation

These six companies manufacture durable goods that, similar to ATI, do not sell directly to consumers and have revenues, asset size, stock market capitalization and trading patterns that fall within the Company’s selection criteria.

As a result, for performance measurement periods under the executive compensation plans beginning on or after January 1, 2013, the Benchmarking Peer Group consists of the following companies:

($millions)	Revenue	Total	Market
Company	Actual FY2013	Assets FY2013	Capitalization 12/31/2013	Employees	Asset Turnover	Beta 12/31/2013
Reliance Steel & Aluminum Co.	$9,224	$7,341	$5,866	14,000	1.2	1.1
Precision Castparts Corp.	$8,378	$16,896	$39,117	27,830	0.4	1.1
Steel Dynamics Inc.	$7,373	$5,933	$4,338	6,800	1.2	1.4
Commercial Metals Company	$6,890	$3,495	$2,385	9,411	2.2	1.5
Terex Corp.	$7,084	$6,537	$4,678	20,500	1.1	2.0
AK Steel Holding Corporation	$5,570	$3,606	$1,118	6,400	1.6	2.1
Joy Global, Inc.	$5,013	$5,790	$5,968	16,600	1.0	1.3
SPX Corporation	$4,717	$6,819	$4,518	14,000	0.7	1.2
Timken Co (1)	$4,341	$4,489	$5,377	19,000	1.1	1.4
Valmont Industries, Inc.	$3,304	$2,776	$3,994	10,769	1.1	1.3
Schnitzer Steel Industries, Inc.	$2,622	$1,406	$855	3,643	2.4	1.2
Worthington Industries, Inc.	$2,612	$1,951	$2,909	10,500	1.3	1.6
Crane Co.	$2,595	$3,555	$3,911	11,500	0.7	1.1
Kennametal Inc.	$2,589	$3,301	$4,083	12,648	0.8	1.6
WABTEC Corporation	$2,566	$2,822	$7,153	10,234	0.8	1.1
Carpenter Technology Corp.	$2,272	$2,883	$3,295	4,800	0.7	1.2
25th Percentile	$2,608	$2,868	$3,198	8,758	0.8	1.2
Median	$4,529	$3,581	$4,210	11,135	1.1	1.3
75th Percentile	$6,938	$6,084	$5,499	14,650	1.2	1.5
ATI	$4,044	$6,899	$3,847	9,500	0.7	1.8
Percentile	45%	88%	33%	27%	15%	90%

Source: Standard & Poor’s Capital IQ Database (Compustat financials)

Data represents each company’s fiscal year, which may not align with ATI’s fiscal year end of December 31

(1)	Timken Co. has announced plans to divide into two separate businesses. If the proposed transaction occurs during a measurement period, Timken Co. will be eliminated from the group.

This peer group was reaffirmed for awards made in 2014.

While eight of the original peer companies were eliminated for benchmarking compensation primarily due to their relative size, both too large and too small, they all remain aligned with ATI on the basis of relative similarity to one or more of the aspects of the Company’s businesses. These companies compete in one or more of the markets in which ATI competes, and the risk profiles typically assigned to those companies by the capital markets are similar to ATI. Therefore, the Committee chose to continue to use the original peer companies as the basis for evaluating total shareholder return under the Company’s TSRP long-term incentive plan, as described above. For further information, please the discussion of the TSRP plan.

MONITORING OF PERFORMANCE AND PROGRESS THROUGHOUT THE YEAR

The Committee meets regularly during the year to monitor the Company’s performance as well as the individual performance of members of management’s Executive Council. At these meetings, the Committee is provided with current financial data and with internal status reports on key performance measures. The Committee uses this information (i) to assess management’s interim progress toward achieving the predetermined performance goals and the potential payouts under the various executive compensation plans, and (ii) to assist the Committee with its evaluation of whether the compensation plans continue to support and direct performance as required to achieve the Company’s business goals. Portions of these meetings are attended by members of management. The Committee also meets with its outside compensation and legal advisors.

OVERALL DESIGN OF THE COMPENSATION PROGRAM

The Committee believes that it strikes an appropriate balance in the compensation of the named executive officers by having a substantial majority of the compensation based on performance, with an appropriate balance of cash and stock compensation opportunities, and annual and long-term opportunities. The Committee believes that:

•	the balance between annual and long-term compensation achieves consistency in goal setting that considers both short-term results and building a platform for longer-term profitable growth;

•	the cash and equity compensation ratio, along with the stock ownership guidelines for executives, focuses management’s attention on the interests of stockholders; and

•

the complementary but diverse goals, overlapping performance measurement periods, and balance of payment forms serve to substantially reduce the possibility that the compensation process could provide incentive to undertake imprudent risk.

For 2013, the executive compensation program consisted of the following elements:

	PLAN	PURPOSE	RELEVANT PERFORMANCE METRIC	DESCRIPTION

ANNUAL	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual performance	Fixed compensation component.
	Annual Incentive Plan (“AIP”)	To provide performance-based annual cash award for ATI and business unit performance to motivate and reward key employees for achieving our short-term business objectives and drive performance.	Mix of metrics (see pie chart on page 47)	Variable compensation component. Performance-based award opportunity. Payout based on actual corporate and business unit performance.

	Performance/Restricted Stock Program (“PRSP”)	To provide performance- and time-based equity compensation in the form of restricted stock to drive ATI’s earnings and retain key managers.	Net Income

Variable compensation component and performance-based award opportunity.

Full award will vest after 3 years if performance targets are achieved; if not, 1/2 of award will forfeit and remaining 1/2 will vest 5 years from grant date.

LONG-TERM	Total Shareholder Return Incentive Compensation Program (“TSRP”) Stand-alone plan was discontinued for 2014.	To provide performance-based equity compensation by focusing management directly on returns to stockholders.	Total stockholder return relative to an identified peer group of companies (see peer group on page 51)	Variable compensation component and performance-based award opportunity. Payout based on ATI’s TSR relative to its peers over 3 year period.

	Key Executive Performance Plan (“KEPP”) Plan was discontinued for 2014.	To provide performance-based cash compensation to the CEO and members of the management Executive Council to position ATI for long-term profitable growth through aggressive earnings targets and strategic goals and objectives*	Income Before Taxes Level II – Strategic Goals and Objectives*

Variable compensation component and performance-based award opportunity.

•   Level I determined by achievement of IBT performance over a 3-year period.

•   Level II based on accomplishment of strategic goals and objectives.*

*Level II was discontinued for 2013-2015 KEPP.

The pie charts below show the mix of aggregate named executive officer compensation by type, form, and length, at target for 2013:

For 2014, the executive compensation program consists of the following elements:

ANNUAL	PLAN	PURPOSE	RELEVANT PERFORMANCE METRIC	DESCRIPTION
	Base Salary	To provide fair and competitive compensation for individual performance and level of responsibility of position held.	Individual performance	Fixed compensation component.
	Annual Incentive Plan (“AIP”)	To provide performance-based annual cash award for ATI and business unit performance to motivate and reward key employees for achieving our short-term business objectives and drive performance.	Mix of metrics	Variable compensation component. Performance-based award opportunity. Payout based on actual corporate and business unit performance.

LONG-TERM	Performance/Restricted Stock Program (“PRSP”)	To provide performance- and time-based equity compensation in the form of restricted stock to drive ATI’s earnings and retain key managers.	Net Income

Variable compensation component and performance-based award opportunity.

Full award will vest after 3 years if performance targets are achieved; if not, 1/2 of award will forfeit and remaining 1/2 will vest 5 years from grant date.

	Long-Term Incentive Plan (“LTPP”)	To provide a broader base of equity compensation by allowing for performance-based awards.	(1) TSR: Total stockholder return relative to an identified peer group of companies (see peer group on page 51). (2) LTSV: Strategic operational performance-based goals.	(1) Variable compensation component and performance-based award opportunity (2) Variable compensation component and performance-based award opportunity

For grants in 2014, the separate TSRP and KEPP were eliminated and the LTPP was adopted with equity grants to named executive officers that measure TSR and strategic operational performance. The equivalent maximum amount that can be earned under the LTPP is lower than what had been available under the combination of the TSRP and KEPP.

PAY FOR PERFORMANCE

The Committee believes that a significant portion of the named executive officers’ compensation should be performance-based and, therefore, at risk. The following bar chart illustrates that, in 2013, approximately 80% or more of the target compensation of each of our named executive officers was contingent upon ATI meeting certain performance goals more fully described below.

INTERNAL PAY EQUITY

The compensation consultant advises the Committee as to the relative compensation among the named executive officers, for whom the compensation levels generally reflect the job functions normally associated with a particular title and the degree of responsibility inherent in the operations supervised.

In setting compensation opportunities, the Committee considers the ratios of CEO compensation opportunities and the compensation opportunities of each of the other named executive officers. The ratio of the 2013 total compensation for Richard J. Harshman, Chairman, President and Chief Executive Officer, compared to the average of the compensation of the other named executive officers as reflected in the Total Realized Compensation Table, is 2.8. Recognizing the ultimate management responsibility of his responsibilities as Chairman, President and CEO, base pay and compensation opportunities are significantly greater for the CEO than for the other named executive officers of the Company.

COMPENSATION ELEMENTS

ATI’s executive compensation program is diverse in the use of financial performance metrics. This diversity enables the Committee to measure success across many aspects of the Company, reduces systemic compensation risk, and aligns the Company’s compensation plans with stockholder interests.

For 2013, performance targets under each of the compensation plans become progressively more difficult to achieve, beginning with AIP, PRSP, TSRP and KEPP, because the number of participants in each respective plan becomes increasingly more select, with the participants being more senior in position and therefore, more able to influence ATI’s performance. A prerequisite to the payment of any award is compliance with ATI’s Corporate Guidelines for Business Conduct and Ethics.

ANNUAL /SHORT-TERM INCENTIVE PROGRAM

2013 ANNUAL INCENTIVE PLAN (“AIP”)

Overview. The AIP is an annual, performance-based cash incentive plan in which approximately 375 key employees (including the named executive officers) participate. Performance is measured based on a weighted formula that takes into account several different factors as measurable indices of performance, as indicated in the pie chart below. The diverse matrix of performance measures allows the Committee, for senior executives (including the named executive officers), and management, for other employees, to direct attention to the goals and achievements within each participant’s direct control.

Performance Criteria. The performance goals for the 2013 AIP were set in February 2013 based on ATI’s business and operations plans for 2013. Corporate-wide goals are established in a bottom-up process through which each business unit’s business plan and business conditions are separately reviewed in setting targets, as are the expectations for other performance factors at each business unit. The Committee also reviews analysts’ expectations. The Committee recognized that opportunities for 2013 should allow for reasonable rewards for meeting, and larger amounts for exceeding, the performance goals that represented substantial challenges to AIP participants.

ATI performance goals for 2013 consisted of the following components, weighted as indicated:

Relative weight was assigned to reflect the interests of stockholders, with earnings receiving the largest weighting followed closely by internal cash generation. However, the day-to-day hallmarks of performance, including inventory turns, yield, avoidance of lost time injuries, degree of safety and environmental compliance, meeting delivery goals and absence of customer complaints, are included since these factors can give managers indicators of problems in a way to make timely corrections. In setting the goals for these day-to-day measures, the Committee looks to the prior year’s achievement and the planned activities. If the Operating Earnings Achievement is not met, no award is earned.

Level of Difficulty. The Committee sets all AIP measures, including those relating to manufacturing improvements, safety and environmental compliance, and customer responsiveness, so that the relative difficulty of achieving the target level is consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable but to make it much more difficult to achieve the maximum payout.

Award Opportunities. The opportunities for the named executive officers under the AIP are granted at “threshold,” “target” and “maximum” levels expressed as a percentage of base salary. The Committee sets the potential award ranges as percentages of base salary (the “annual incentive percentage”) for each named executive officer using comparative market data provided by the compensation consultant.

The following table sets forth the annual incentive percentages for 2013 for each named executive officer. These percentages are consistent with each named executive officer’s opportunities for 2012, with the exception of Mr. DeCourcy.

	Annual Incentive Percentage
Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Harshman	0%	62.5%	125%	250%
DeCourcy	0%	40%	80%	160%
Dalton	0%	40%	80%	160%
Dunlap	0%	40%	80%	160%
Sims	0%	40%	80%	160%

To calculate a potential award amount, the target percentage of salary for each named executive officer is multiplied by a formula based on performance.

Bonus Formula

2013 Achievement. For 2013, the threshold, target and maximum goals for the aggregate Operating Earnings Achievements and Operating Cash Flow Achievements, as defined, were as set forth below. The Operating Earnings Achievements did not include results of discontinued operations and the significant gain on the sale of the Tungsten Materials business. The 2013 target level of Operating Earnings Achievements was set to be in line with the Company’s 2013 business plan. The Operating Earnings goal was not achieved, and therefore, no 2013 AIP award was earned or paid.

	(millions)
	Threshold	Target	Maximum	2013 Actual Performance
Operating Earnings Achievements	$179	$297	$493	$(26.5)
Operating Cash Flow Achievements	$97	$225	$388	$868

Operating Earnings Achievements are derived from income before taxes from continuing operations adjusted for restructuring charges and certain non-recurring items. Operating Cash Flow Achievements are derived from Operating Cash Flow net of capital expenditures, except those related to the Flat-Rolled Products segment’s Hot-Rolling and Processing Facility (HRPF), and adjusted for pension contributions and certain non-recurring items. For further information about the HRPF project, please see ATI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 27, 2014.

Under the formulas for AIP, the Committee, with regard to the named executive officers and other members of the management Executive Council may assess qualitative performance factors in addition to the financial criteria described above and, based on the qualitative assessment of an individual’s performance, may increase or decrease an individual’s award by up to 20%. The Committee did not utilize this provision with respect to 2013 AIP, as no award was earned. The Committee expects that any such adjustments would be considered performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

LONG-TERM INCENTIVE PLANS

ATI sponsors three separate long-term incentive plans under its 2007 Incentive Plan, as amended and as approved by the stockholders, most recently at the annual meeting in 2012. These programs are separately defined below. The three programs are intended to promote cooperative and effective actions by the various operations of the Company to drive aggregate earnings and returns for the stockholders. Employee participation in the programs is determined by relative responsibilities at the corporate or operating company level.

PERFORMANCE/RESTRICTED STOCK PROGRAM (“PRSP”)

Overview. Under the PRSP, shares of performance/restricted stock are awarded to participants at the beginning of a three-year performance measurement period. Unlike many other restricted stock plans that consist solely of time-based vesting, ATI’s PRSP contains a performance element. The PRSP is designed to drive Company earnings while retaining key managers. Approximately 130 key managers participate in this plan (including the named executive officers). One-half of the award under the PRSP has a performance-based vesting feature and the other half has both performance-based and time vesting components, as more fully described below. The performance goals in this plan are established with a primary objective of being realistically achievable in the applicable three-year period in order to fulfill the purpose of the plan to incentivize and retain key managers. The time-based vesting retention feature is used to retain those who represent the talent pool for future management.

Performance Criteria. The PRSP uses an aggregate net income target that reflects ATI’s baseline expectations for earnings under the three-year business plan. In February 2013, the Committee set the following performance goal for 2013-2015 performance measurement period:

•

Performance Feature: This one-half of the stock-based award granted will vest, if at all, only upon ATI’s achievement of at least an aggregate of $450 million in net income (determined in accordance with U.S. generally accepted accounting principles) for the period of January 1, 2013 through and including December 31, 2015. If the net income target is not reached or exceeded on or before December 31, 2015, or if the individual leaves the employ of the Company for a reason other than retirement, death or disability before that date, this one-half of the award will be forfeited. Conversely, if the net income target is reached or exceeded on or before December 31, 2015, the vesting of the remaining one-half of the award (described below) will accelerate so that 100% of the award is payable at the end of the third year.

•

Time-Based and Performance Feature: This one-half of each award will vest upon the earlier of (i) five years from the date of grant, or February 28, 2018 if the participant is still an employee of the Company on that date (or if the participant has retired, died or become disabled), or (ii) December 31, 2015, if the net income performance criteria is attained for the January 1, 2013 through December 31, 2015 period.

Award Opportunities. The number of shares of an individual’s performance/restricted stock award is calculated as a percentage of base salary, or incentive percentage, on the date of grant, then divided by the average of the high and the low trading prices of ATI’s Common Stock on the NYSE on the date of grant. The Committee sets the following incentive percentages for each named executive officer using comparative market data provided by the compensation consultant. The “threshold” indicated below is the minimum amount, expressed as a percentage of base salary, that can be earned under the PRSP for the 2013-2015 performance measurement period and would be earned if only the time-based portion of the award vested. The “target” is also the maximum amount, expressed as a percentage of base salary, which can be earned if the performance goals are met in the three-year performance measurement period and both portions of the award vest at that time. The following table sets forth the annual incentive percentages for 2013 for each named executive officer. These percentages are consistent with each named executive officer’s opportunities for 2012, with the exception of Mr. Harshman, whose annual incentive percentage decreased to 150% from 170%.

			Number of Restricted Shares
Named Executive Officer	Incentive Percentage		Threshold/ Minimum	Target/ Maximum
Harshman	150	%(1)	23,354	46,707
DeCourcy	62.5	%(2)	2,242	4,483
Dalton	100%		7,361	14,721
Dunlap	100%		7,361	14,721
Sims	100%		6,929	13,857

(1)	Reduced to 150% for Mr. Harshman for the 2013-2015 PRSP from 170% for the 2012-2014 PRSP.

(2)	Mr. DeCourcy’s incentive percentage reflects his participation level prior to his promotion to Chief Financial Officer.

The number of shares of performance/restricted stock awarded to each named executive officer is calculated by using the following formula:

Dividends declared on the Company’s Common Stock are accumulated and paid in stock to the holders of performance/ restricted stock when and if the restrictions lapse on the shares.

Performance.

2011-2013 Performance. The PRSP implemented in 2011 had a performance goal of aggregate net income of $300 million for the 2011-2013 performance measurement period. Based on ATI’s actual aggregate net income of $552.5 million over that time, both portions of the performance/restricted stock awards granted in 2011 vested as of January 2014. The fair market value of ATI stock on the grant date of February 24, 2011 was $64.45.

The table below shows the achievement of the net income target under the PRSP for the performance measurement period ending in 2013 and for ongoing performance measurement periods.

	Achievement of Net Income Target ($ millions) by Year
Plan	2011-2013		2012-2014*		2013-2015*
PRSP	Target	Actual	Target	Results through 12/31/2013	Target	Results through 12/31/2013
	300	552.5	350	329.4	450	161.6

*	Ongoing performance period

TOTAL SHAREHOLDER RETURN INCENTIVE COMPENSATION PROGRAM (“TSRP”)

As noted above, the separate TSRP was discontinued as a stand-alone plan for 2014. The following describes the TSRP as in effect for awards in 2013 and prior years.

Overview. The TSRP is an equity-based incentive plan in which awards are denominated in shares of ATI Common Stock. Under the TSRP, participants have an opportunity to earn a number of shares based on the Company’s total stockholder return (change in stock price plus dividends paid, or “TSR”) over a three-year performance measurement period, compared to the TSR of a peer group of companies approved by the Committee for the same performance measurement period. The target number of shares (the “Opportunity Shares”) is determined at the start of the three-year performance measurement period using a per share value equal to the average of the high and low trading prices over the 30 trading days immediately preceding the first day of the performance measurement period. The number of shares, if any, received by the participants at the end of the period is determined by the Company’s TSR over the period relative to the TSR of the selected peer group. The purpose of this program is to focus management directly on returns to stockholders. Approximately 60 key executives (including the named executive officers) participate in this plan.

Performance Criteria, including Peer Group. The Committee established a new TSRP performance measurement period starting on January 1, 2013 and ending on December 31, 2015. Under the terms of the TSRP, the Committee selected the eligible participants, established the Opportunity Shares for each participant, and constructed the peer group of companies for that performance measurement period. For the TSRP performance measurement period beginning in 2013, the Committee selected the peer group companies listed below on the basis of relative similarity to one or more of the aspects of the Company’s businesses, actual competition in one or more of the markets in which ATI competes, and the risk profiles typically assigned to those companies by the capital markets. In addition, the companies in the self-selected peer group have similar business cycles to ATI, encountering the same challenges at the bottom of the business cycle and like underlying conditions at business cycle peaks.

AK Steel Holding Corporation A. M. Castle & Co. Alcoa Inc. Carpenter Technology Corporation Commercial Metals Kennametal Inc. Materion Corporation Nucor Corporation Precision Castparts Corp.

Reliance Steel & Aluminum Co.

RTI International Metals, Inc.

Schnitzer Steel Industries, Inc.

Steel Dynamics, Inc.

The Timken Company

United States Steel Corporation

Universal Stainless & Alloy Products, Inc.

Worthington Industries, Inc.

Award Opportunities. At the end of the three-year performance measurement period, participants can earn percentages of their respective Opportunity Shares that vary depending on the percentile rank of the Company’s TSR for the performance measurement period as compared to the TSR of the selected peer group for the same period. Interpolation is made between these points on a straight line basis.

For the 2013-2015 performance measurement period, the named executive officers can earn from 50% of their Opportunity Shares for Company performance at “threshold” (35th percentile), to 100% of their Opportunity Shares for Company performance at “target” (50th percentile), to a “maximum” of 200% of their Opportunity Shares for Company performance at the 90th percentile or above relative to the peer group. Company performance below the 35th percentile results in participants receiving no shares for the performance measurement period.

For TSRP award periods beginning on or after January 1, 2013, the Committee increased the minimum level of “threshold” performance required for a payout under the 2013-2015 TSRP from the 25th percentile for prior TSRP performance periods to the 35th percentile for the 2013-2015 performance period.

For the 2013-2015 performance measurement period, an individual’s Opportunity Shares were calculated by dividing a predetermined target percentage of an individual’s base salary for 2013 by the average high and low trading prices of a share of Company Common Stock for the 30 trading days preceding January 1, 2013, or $27.69.

The following table sets forth the percentage of each named executive officer’s base salary, or incentive percentage, used to determine the number of shares to be awarded at various TSR percentiles for the 2013-2015 performance measurement period, also shown. The Committee set the incentive percentages for each named executive officer using comparative market data provided by the compensation consultant. These percentages are consistent with each named executive officer’s opportunities for 2012, with the exception of Mr. Harshman, whose annual incentive percentage decreased to 150% from 170%.

Named Executive Officer	Incentive Percentage		Number of Opportunity Shares
			Minimum (0%)	Threshold (50%)	Target (100%)	Maximum (200%)
Harshman	150	%(1)	0	25,867	51,733	103,466
DeCourcy	62.5	%(2)	0	2,483	4,966	9,932
Dalton	100%		0	8,153	16,306	32,612
Dunlap	100%		0	8,153	16,306	32,612
Sims	100%		0	7,675	15,349	30,698

(1)	Reduced to 150% for Mr. Harshman for the 2013-2015 TSRP from 170% for the 2012-2014 TSRP.

(2)	Mr. DeCourcy’s incentive percentage reflects his participation level prior to his promotion to Chief Financial Officer.

Opportunity Shares, if any, are issued to the participants after the end of the performance measurement period once the Company’s relative TSR for the period has been determined. The dollar value of any Opportunity Shares received may exceed the dollar value of the Opportunity Shares at the time of the grant because a focus of the TSRP is to increase returns to stockholders, and performance above the target level may contribute to a higher trading price of the Common Stock. Similarly, depending on ATI’s performance, the value of Opportunity Shares ultimately received may be less than the dollar value of the shares when granted.

Performance.

2011-2013 Performance. ATI’s relative TSR for the 2011-2013 performance measurement period was at the 26th percentile, yielding a payment of Opportunity Shares below target at 53%. The price at which Opportunity Shares were granted in 2011 was $53.96.

For ongoing performance measurement periods 2012-2014 and 2013-2015, the Company’s rank relative to the peer group on an interim basis as of December 31, 2013, set forth below, would yield a no payout under the 2012-2014 TSRP and 63% under the 2013-2015 TSRP if performance continues at such levels.

	ATI’s relative rank to peers (percentile) by Year
Plan	2011-2013	2012-2014*	2013-2015*
TSRP	26	16	39

*	Ongoing performance period, performance results through December 31, 2013

2013-2015 TSRP. The Committee increased the minimum (threshold) level of TSR performance of ATI relative to its peer group required for payout to the 35th percentile from the 25th percentile. ATI performance below the 35th percentile would yield no payout. Also, as noted earlier in the discussion regarding the review of ATI’s peer group by Pay Governance, the Committee approved a modified peer group for benchmarking executive compensation levels beginning in 2013 but retained the original peer group of companies, as set forth on page 51 of this Proxy Statement, for calculating TSR in the TSRP program.

KEY EXECUTIVE PERFORMANCE PLAN (“KEPP”)

As noted above, the KEPP was discontinued for 2014. The following describes the KEPP as in effect for awards in 2013 and prior years.

Overview. The KEPP is a cash-based incentive plan with a three-year performance measurement period. Only members of the management’s Executive Council are eligible to participate in this plan. The overall objective of the KEPP is to position ATI for long-term, profitable growth as a result of the achievement of defined goals. For purposes of the compensation tables, three KEPP performance measurement periods are applicable: 2011-2013, 2012-2014, and 2013-2015.

Performance Criteria Generally. As described below, for the 2011-2013 and 2012-2014 KEPP plans, cash targets under the KEPP are based on two levels — Level I and Level II. For the 2013-2015 KEPP plan, only Level I is operative. Level I focuses on IBT achievement over a three-year period. Level II, which is based on the accomplishment of specific, operational, team-oriented strategic objectives designed to position the Company for future opportunities, was discontinued for the 2013-2015 KEPP and in recent prior years, no awards were paid under Level II.

KEPP Level I. For the 2011-2013, 2012-2014, 2013-2015 KEPP plans:

Performance Criteria. Level I consists of predetermined levels of aggregate IBT for the applicable performance measurement period. Level I is directed at Company earnings because this measure generates the resources for the Company to create and sustain stockholder value. Level I incentive awards increase on a graduated scale as aggregate IBT increases through the specified gradients to a maximum level of aggregate IBT at the highest of the ten gradients. The Committee sets the IBT gradients at levels it believes drive year-over-year earnings growth for ATI, recognizing the inherently cyclical nature of the Company’s business. The Committee intends for the IBT levels for this plan to be increasingly challenging as achievement levels move from the first performance gradient (threshold) to the maximum performance gradient.

2013-2015 Award Opportunities. For KEPP participants, Level I target (threshold) awards are set at one times base salary and achievement of each gradient of IBT above target increases potential awards by one times base salary, to a maximum of five times base salary (maximum).

Opportunities under KEPP Level I are scaled so that the aggregate compensation of participants will be at or below median of the peer group if performance is less than the threshold level of payment, but will result in aggregate compensation to KEPP participants at or above the 90th percentile of the peer group if performance is at the maximum pre-set gradient. Threshold and subsequent gradients are intended to be substantial challenges to participants. No additional amount is paid for IBT performance above the highest gradient.

Once ATI’s actual IBT achievement for the applicable performance measurement period is determined, the corresponding IBT gradient level is ascertained. Level I payments for each participant in KEPP are the multiple of an individual’s base pay in effect at the beginning of the three-year performance measurement period that corresponds to the actual IBT gradient achieved during the three-year performance measurement period.

KEPP Level II. The 2011-2013 and 2012-2014 KEPP plans included Level II, the purpose of which is to direct the management team to focus on specific strategic objectives that, if achieved, are expected to result in outstanding earnings in the future, including over the three-year period. The specified objectives under Level II are proprietary, but historically have concentrated on business diversification, qualifying the newly constructed capital investments for specific, high performance applications, product development and qualification, and market penetration, and other team-oriented tasks that are critical to ATI’s long-term business plan and designed to position the Company to succeed in cyclical markets over the long-term. Level II was intended to recognize that, even though the benefits in earnings under Level I have been delayed because certain goals under Level II, by their nature, require more than one year to implement and perhaps several years for it to be determined whether those goals were achieved. No payments are permitted under Level II if Level I achievements are at or above the maximum.

2013-2015 KEPP. The Committee discontinued Level II of the KEPP for the 2013-2015 performance measurement period. Therefore, any amounts that may be earned under the 2013-2015 KEPP would be based solely upon achievement of the IBT performance goals under Level I.

KEPP Gradients. For the 2011-2013 KEPP performance measurement period, an aggregate of $900 million in IBT was established as the Level I target, and each of the successive nine gradients requires an additional $100 million in aggregate IBT, to a maximum of $1.8 billion at the tenth gradient. No additional amount is paid for achieving IBT above the highest gradient.

For the 2012-2014 KEPP performance measurement period, based on the view of improved economic circumstances and optimism regarding the business cycle at the time the program was implemented, the Level I threshold performance target was set higher than for the prior period at an aggregate of $1.05 billion in IBT to a maximum of $2.85 billion at the tenth gradient. No additional amount is paid for achieving IBT above the highest gradient.

For the 2013-2015 KEPP performance measurement period, the Level I threshold performance target was set higher than for the prior period at an aggregate of $1.085 billion in IBT to a maximum of $2.255 billion at the fifth (maximum) gradient. No additional amount is paid for achieving IBT above the highest gradient.

2012-2014 KEPP. For each KEPP performance measurement period prior to 2012, each gradient between threshold and maximum was uniform, representing an equal amount of IBT. For the 2012-2014 KEPP, the Committee chose to use non-uniform and increasing amounts of IBT that require larger increases in IBT to attain the fifth through seventh gradients, and even larger increases to IBT to attain the eighth through tenth (maximum) gradients.

2013-2015 KEPP. In the 2013-2015 KEPP, the Committee reduced the maximum payout opportunity under the plan by half to 5X to further align the plan with market practice by mirroring the opportunity with similar incentive alternatives such as stock options or performance share plans, while maintaining the rigorous performance targets required to achieve a payout. The Committee also eliminated Level II of the plan.

The Committee discontinued the KEPP for 2014.

Vesting Feature. The KEPP has a vesting feature whereby, if the actual achievement for any one or more years in the performance measurement period exceeds the threshold IBT pro-rated for that year, a KEPP payment may be reserved until the end of the performance measurement period. All vested amounts under the KEPP are not payable until the completion of the applicable performance measurement period and are subject to forfeiture prior to the end of the period if employment is terminated for reasons other than death, disability or retirement. Once the relevant performance measurement period is completed, awards are paid out at the greater of the (i) performance level at the end of the period, or (ii) total of vested amounts for the year(s) earned.

KEPP Performance. Due to the relatively aggressive targets under the 2012-2014 and 2013-2015 KEPP, no amounts vested for the year under those KEPP plans. Under the KEPP, IBT for 2013 included only income (loss) from continuing operations, and therefore, excluded the significant gain on the sale of the Tungsten Materials business. For the recently completed 2011-2013 KEPP performance measurement period, the payout was based on achievement at the level of 0.7X based on aggregate IBT of $428.6 million achieved during the three-year performance measurement period. Amounts paid under the 2011-2013 KEPP were as a result of achievement under Level I; no amounts were paid under Level II.

For ongoing performance periods 2012-2014 and 2013-2015, based on Company performance to date, there would be no award payments.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

ATI does not have any employment agreements with its named executive officers.

The Company has change in control agreements with each named executive officer in the event that a qualified change in control occurs and the individual is terminated from his or her position (“double trigger”). The change in control agreements are intended to better enable ATI to retain the named executive officers in the event that it is the subject of a potential change in control transaction. Based on past advice from its compensation consultant, the Committee believes that the potential payments under these agreements are, individually and in the aggregate, in line with competitive practices.

Change in control agreements with the continuing named executive officers entered into prior to 2013 contain an excise tax gross-up provision. In March 2013, Mr. Harshman’s existing change in control agreement was amended to eliminate the excise tax gross-up provision. Furthermore, this feature is not included in any new or modified change in control agreement. Messrs. DeCourcy and Sims entered into change in control agreements with the Company in 2013 that do not include an excise tax gross-up provision, and in 2014, it is expected that all members of the management Executive Council and corporate officers will have change in control agreements that do not include an excise tax gross-up provision.

For a more detailed discussion of these agreements, see the “Employment and Change in Control Agreements” section of this Proxy Statement.

OTHER COMPENSATION POLICIES

ADHERENCE TO ETHICAL STANDARDS; CLAWBACKS

The payment of awards under the compensation plans is conditioned on adherence to the Company’s Corporate Guidelines for Business Conduct and Ethics, which are published on our website www.atimetals.com. There are clawback agreements with each member of the management Executive Council that provide for key executives to return compensation to the extent that information used to calculate achievement of earnings or other performance measures is subsequently determined to be materially incorrect.

PENSION AND RETIREMENT PLANS

ATI maintains a qualified defined benefit pension plan that has a number of benefit formulas that apply separately to various groups of employees and retirees. The Company also sponsors a number of defined contribution plans and defined benefit retirement arrangements that include non-qualified programs compliant with Section 409A of the Code aimed at restoring the effects of limitations imposed by the Code. The benefits payable under these programs are more modest than the benefits payable under restoration plans sponsored by other manufacturing companies. The Company does sponsor a Supplemental Pension Plan covering certain corporate officers, including Mr. Harshman, as a non-qualified plan that pays one half of the individual’s salary at retirement to the executive (or spouse) for ten years after retirement at age 62 or at or after age 58 with the consent of the Company. ATI maintains these programs in order to offer competitive compensation and to serve as retention devices. For more information regarding the pension plans of the named executive officers, see the Pension Benefits table and accompanying narrative.

PERQUISITES

ATI limits the amount and type of perquisites to its executives. The Company has eliminated the personal use of corporate aircraft by employees without reimbursement to ATI, Company payment of club membership dues of employees, and the tax reimbursement arrangement related to the payment of club membership dues and parking at corporate headquarters. There has been, and will be, no compensation to employees in connection with the elimination of these perquisites. ATI does provide a parking benefit to the named executive officers who work at corporate headquarters on the same terms as provided to a broader group of corporate employees.

The Company may elect to enter into aircraft timeshare agreements with certain executives pursuant to which the Company will be reimbursed for any personal use of Company aircraft at reimbursement rates permitted under Federal Aviation Administration regulations (14 C.F.R. Section 91.501). ATI entered into an Aircraft Time Sharing Agreement with Mr. Harshman effective January 1, 2012.

For more information regarding the perquisites of the named executive officers, please see the “All Other Compensation” column of the Summary Compensation Table.

FEDERAL INCOME TAXES/TAX DEDUCTIBILITY

The Committee has intended that the compensation plans be performance-based within the meaning of Section 162(m) of the Code. All compensation earned under these plans is intended to be deductible by the Company for federal income tax purposes. If the Committee were to exercise its discretion to increase the compensation paid under these plans to recognize extraordinary performance, such upward adjustments may not be deductible for federal income tax purposes.

NO STOCK OPTIONS OR STOCK APPRECIATION RIGHTS

The Committee does not award stock appreciation rights and ceased awarding stock options to employees as a matter of policy after 2003 and to directors after 2006. All option awards to employees expired by February 2013. At the time that the Committee ceased awarding stock options, it chose to implement the PRSP for a smaller, more senior group of key managers (including the named executive officers). The Committee’s view was that the PRSP, by putting half of each award “at risk” for performance for the limited group of employees, would more efficiently provide a strong performance incentive to the management employees more able to affect achievement of the performance goals. The Committee retains discretion to award stock options and/or stock appreciation rights to employees, possibly in recruitment or retention situations in the future.

NO HEDGING OR PLEDGING OF STOCK

ATI policy prohibits directors, officers and key employees from engaging in publicly traded options and hedging transactions with regard to ATI securities, including the pledging of shares to secure personal loans.

STOCK OWNERSHIP GUIDELINES

The Company has robust stock ownership guidelines in place that are applicable to its executives, including for all of the named executive officers, which are designed to further link these executives’

interests with the interests of stockholders generally. Effective January 1, 2012, the guidelines were revised to require that executives own a specified number of shares of ATI Common Stock commensurate with their position, as follows:

Position	Guideline
Chief Executive Officer	100,000 shares
Executive Officers	35,000 shares
Vice Presidents & Corporate Officers	10,000 shares
Company Presidents, Business Unit Vice Presidents and other Executives as deemed appropriate	5,000 shares

Each executive has five years from the later of January 1, 2012 or the date of promotion to one of the designated positions, as the case may be, to meet the guideline applicable to his or her position. The executive must retain a minimum of one third of any earned performance award denominated in shares of ATI Common Stock until the applicable guideline is met. The stock ownership guidelines now also apply deeper into the ATI organization to company presidents, business unit vice presidents, and other executives as deemed appropriate. The securities counted toward their respective ownership target include Common Stock and outstanding restricted stock under the PRSP.

As of March 1, 2014, the ATI stock ownership of all named executive officers met or exceeded their required holdings under the stock ownership guidelines.

The Company also has stock ownership guidelines in place applicable to its non-employee directors, which are discussed in the “Director Compensation” section of this Proxy Statement.

In recent years, the named executive officers have retained all stock awarded under ATI’s equity incentive plans, less shares used to satisfy income and withholding tax requirements, since the date of grant, demonstrating further alignment with stockholder interests.

TOTAL REALIZED COMPENSATION FOR 2013

The Committee views the amounts in the Summary Compensation Table as the compensation opportunity for each named executive officer under the executive compensation program. When making determinations and awards under the plans, the Committee looks to the actual dollar value of awards to be delivered to the named executive officers in any given year, as illustrated by the Total Realized Compensation figure below. Mr. Harshman’s total realized compensation for 2013 is approximately 60% lower than for 2012.

Name	2012 Total Realized Compensation	2013 Total Realized Compensation
Harshman	$6,888,539	$2,763,169	(1)
DeCourcy	n/a(2)	$337,148	(3)
Dalton	$3,599,658	$1,116,933
Dunlap	$4,146,104	$1,285,817
Sims	n/a(2)	$1,012,568	(4)

(1)

Amount differs from Mr. Harshman’s Actual Total Direct Compensation for 2013, as presented on pages 4 and 34 of this Proxy Statement, due to timing differences in base salary, and exclusion of amounts reported as “All Other Compensation” in the Summary Compensation Table for 2013 as well as the value of restricted stock granted in 2008.

(2)	Did not serve as an executive officer in 2012.

(3)

Mr. DeCourcy did not participate in any long-term compensation plans for the performance measurement periods beginning in 2011 and did not participate in the KEPP for the performance measurement periods beginning in 2012 and 2013.

(4)	Total Realized Compensation amount for Mr. Sims excludes relocation costs that are included in the “All Other Compensation” column of the Summary Compensation Table.

Total Realized Compensation is calculated as follows:

(A)	Total Compensation as determined by SEC rules and set forth in the “Total” column of the Summary Compensation Table, minus

(B)	the aggregate grant date fair value of equity awards (as reflected in the Stock Awards and Option Awards columns of the 2013 Summary Compensation Table), minus

(C)	any vested amounts for ongoing KEPP performance periods 2012-2014 and 2013-2015 (as reflected in the Non-Equity Incentive Plan Compensation column of the 2013 Summary Compensation Table), minus

(D)	the year-over-year change in pension value and non-qualified deferred compensation (as reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the 2013 Summary Compensation Table), plus

(E)	the value realized in 2013 from the vesting of restricted shares under the 2008 PRSP and the 2011-2013 PRSP and shares awarded under the 2011-2013 TSRP long-term compensation plans and from the exercise of stock options (as reflected in the Options Exercised and Stock Vested Table), plus

(F)	amounts vested under the 2011-2013 KEPP in 2011 and 2012 based on Company performance in those respective years, as reported in prior proxy statements, which amounts were paid after the end of the 2011-2013 performance measurement period.

COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee (referred to in this Report as the “Committee”) has reviewed and discussed the preceding Compensation Discussion and Analysis with Company management. Based on such review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2014 Proxy Statement. The Committee furnishes this Report for inclusion in the 2014 Proxy Statement and recommends its inclusion in ATI’s Annual Report on Form 10-K.

Submitted by:

PERSONNEL AND COMPENSATION COMMITTEE,

whose members are:

James E. Rohr, Chairman

Diane C. Creel

J. Brett Harvey

SUMMARY COMPENSATION TABLE FOR 2013

The following Summary Compensation Table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer, each of the other three most highly compensated executives who were serving as executive officers as of December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Richard J. Harshman(1)	2013	954,006	0	3,181,302	0	0	169,063	358,810	4,663,181
Chairman, President and Chief	2012	923,123	0	3,093,395	0	2,755,836	3,012,512	387,465	10,172,331
Executive Officer	2011	806,667	0	4,128,092	0	5,134,214	1,850,888	277,241	12,197,102
Patrick J. DeCourcy (2)	2013	275,792	0	305,367	0	0	(9,532)	61,356	632,983
Senior Vice President, Finance and Chief Financial Officer
Hunter R. Dalton	2013	449,302	0	1,002,708	0	0	150,574	106,805	1,709,389
Executive Vice President, Long	2012	432,544	0	859,788	0	1,265,087	1,059,962	83,341	3,700,722
Products and President, ATI Allvac	2011	383,400	0	1,514,015	0	2,701,546	553,046	35,560	5,187,567
Terry L. Dunlap	2013	449,306	0	1,002,708	0	0	(1,964)	111,820	1,561,870
Executive Vice President, Flat-	2012	436,143	0	859,788	0	1,381,259	4,796	126,547	2,808,533
Rolled Products and President,	2011	420,667	0	1,781,161	0	3,169,466	4,317	87,754	5,463,365
ATI Allegheny Ludlum
John D. Sims	2013	436,378	0	943,858	0	0	(106,801)	216,725	1,490,160
Executive Vice President, High
Performance Forgings and
Castings, Primary Titanium
Operations, and Engineered
Alloys and President, ATI Ladish
Dale G. Reid(2)	2013	215,955	0	888,336	0	0	(1,582,586)	184,127	(294,168)
Former Executive Vice	2012	384,848	0	758,657	0	448,340	616,935	146,897	2,355,677
President, Finance	2011	366,667	0	1,167,524	0	806,667	526,754	95,568	2,963,180
and Chief Financial Officer
Gary J. Vroman(3)	2013	422,600	0	0	0	0	(971,838)	2,946,864	2,397,626
Former Executive Vice	2012	411,603	0	808,731	0	550,926	897,450	1,107,449	3,776,159
President, High Performance
Forgings and Castings and
President, ATI Ladish

(1)

Mr. Harshman became Chairman, President and Chief Executive Officer effective May 1, 2011. Previously, he served as President and Chief Operating Officer effective August 1, 2010 and as Executive Vice President, Finance and Chief Financial Officer prior to August 1, 2010.

(2)

Mr. DeCourcy was named Interim Chief Financial Officer on July 15, 2013 upon the retirement of Dale G. Reid. Mr. DeCourcy was named Senior Vice President, Finance and Chief Financial Officer effective December 16, 2013.

(3)

Mr. Vroman served as Executive Vice President, High Performance Forgings and Castings and President, ATI Ladish until September 2013, when he became a Special Advisor to Mr. Harshman until his retirement from the Company on December 31, 2013. Mr. Vroman joined the Company in May 2011 upon ATI’s acquisition of Ladish Co., Inc. pursuant to an Agreement and Plan of Merger dated as of November 16, 2010 (the “Ladish Merger Agreement”).

(4)	Discretionary cash bonuses.

(5)

The values set forth in this column are based on the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of awards made under the Company’s PRSP and TSRP in 2013, each of which has a three-year performance measurement period. Grant date fair values of the awards are calculated based on the expected outcome of the related performance conditions to which the awards are subject, as applicable. If maximum performance were to be achieved, the 2013 amounts for each named executive officer would be as follows: Mr. Harshman, $5,023,514; Mr. DeCourcy, $482,207; Mr. Dalton, $1,583,364; Mr. Dunlap, $1,583,364; Mr. Sims, $1,490,436, and Mr. Reid $ 1,402,758.

Fair values for the TSRP awards at target were estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over three-year time periods matching the TSRP performance periods. The per share fair value of the TSRP awards made in 2013 is $35.61.

The fair value of nonvested performance/restricted stock awards granted under the PRSP is measured based on the stock price at the grant date, adjusted for non-participating dividends, as applicable, based on the current dividend rate. For nonvested stock awards to employees made under the PRSP, one-half of the nonvested stock (“performance shares”) vests only upon the attainment of a cumulative net income target measured over a three-year period. The remaining one-half of the nonvested stock award vests over a service period of five years, with accelerated vesting to three years if the performance shares’ vesting criterion is attained. For the 2013, the per share fair value of the PRSP awards made in 2013, calculated using the average of the high and low trading prices of ATI Common Stock on February 28, 2013, the date of grant, is $30.67.

A discussion of the relevant assumptions made in the valuations may be found in Note 12 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(6)

Consists of performance-based (and not discretionary) cash awards earned for the year indicated under the AIP and the KEPP, respectively, as follows. The amounts, if any, set forth below for all KEPP plans are amounts vested for the year based on the Company’s performance in 2013. Vested amounts under the KEPP are not payable until the completion of each KEPP’s performance measurement period and are subject to forfeiture prior to the end of the performance measurement period if employment is terminated for reasons other than death, disability or retirement. Once the relevant performance measurement period is completed, awards are paid at the greater of the (i) cumulative performance level at the end of the period, or (ii) total of vested amounts for the first two years earned. Mr. DeCourcy did not participate in KEPP for the 2011-2013 performance measurement period.

Name	2013 AIP	2011-2013 KEPP	2012-2014 KEPP	2013-2015 KEPP	Total
Harshman	$0	$0	$0	$0	$0
DeCourcy	$0	$0	$0	$0	$0
Dalton	$0	$0	$0	$0	$0
Dunlap	$0	$0	$0	$0	$0
Sims	$0	$0	$0	$0	$0
Reid	$0	$0	$0	$0	$0
Vroman	$0	$0	$0	$0	$0

(7)

The amounts in this column include amounts that are not vested and may not ultimately be received by the named executive officer. The amounts reflect the actuarial change in the present value of the named executive officer’s benefits under all defined benefit pension plans established by the Company, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. In 2013, the discount rate used was 5.15% and had the effect of decreasing the pension benefit to the named executive officer.

(8)

The values of any perquisites are calculated based on the aggregate incremental cost to the Company. The Company does not provide (i) perquisites or personal benefits of air travel or club memberships, or (ii) tax reimbursements relating to perquisites or personal benefits. Please see the All Other Compensation Table for 2013 that follows for additional information. For Mr. Sims, amounts include $178,660 of relocation expenses, which were incurred in 2013 when Mr. Sims relocated to Corporate Headquarters in Pittsburgh, Pennsylvania upon his promotion to Executive Vice President, High Performance Forgings and Castings, Primary Titanium Operations and Engineered Alloys and Products. For Mr. Reid, the amount in the All Other Compensation column includes $30,769 for accrued vacation time paid upon retirement. For Mr. Vroman, the amount in the All Other Compensation column includes a retention payment in the amount of $1 million pursuant to the terms of the Ladish Merger Agreement, $1,487,500 of severance, and $445,342, the cash value equivalent of relinquished stock awards pursuant to Mr. Vroman’s Retirement Agreement dated as of September 18, 2013.

ALL OTHER COMPENSATION FOR 2013

In addition to those items reports in footnote 8 to the Summary Compensation Table, amounts in the “All Other Compensation Column” include the following:

Name	Nonqualified Defined Contribution Plans ($)(1)	Contributions made by the Company to 401(k) and Other Defined Contribution Plans ($)	Insurance Premiums ($)	Dividends on Nonvested Performance/ Restricted Stock ($)(2)	Other ($)(3)
Harshman	251,265	25,845	9,537	70,950	1,213
DeCourcy	28,163	25,845	1,105	5,457	786
Dalton	72,506	10,625	2,062	21,612	0
Dunlap	61,695	25,480	2,342	22,303	0
Sims	0	16,418	1,693	19,324	630
Reid	103,688	25,628	3,841	19,566	635
Vroman	0	10,000	1,296	2,726	0

(1)

Amounts relate to the ATI Benefit Restoration Plan or the Executive Deferred Compensation Plan, as applicable. Under the non-qualified defined contribution portion of the ATI Benefit Restoration Plan, the Company supplements payments received by participants under the Company’s defined contribution plan by accruing benefits on behalf of participants in amounts that are equivalent to the portion of the formula contributions or benefits that cannot be made under such plan due to limitations imposed by the Code. See also the narrative discussion preceding the Non-Qualified Deferred Compensation Table.

(2)

Quarterly dividends paid on shares of performance/restricted stock are paid either in cash or in stock, in which case are based on average of the high and low of the intra-day price of the shares on the applicable dividend payment date. The price used to reinvest shares, and the mechanism and manner in which the dividends are reinvested, are consistent with the Company’s dividend reinvestment plan. The Company does not pay cash dividends or dividend equivalents on future grants of non-vested performance stock until the amounts are earned.

(3)

For Messrs. Harshman, DeCourcy, Sims and Reid, amounts are for parking. The parking benefit for the named executive officers who work at Corporate Headquarters is provided on the same terms as to a broader group of corporate employees.

GRANTS OF PLAN-BASED AWARDS FOR 2013

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Plan-Based Equity Awards ($)(2)
Name	Description(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Harshman	AIP		596,875	1,193,750	2,387,500
	PRSP	2/28/2013				23,354	46,707	46,707				1,339,090
	TSRP	2/28/2013				25,867	51,733	103,466				1,842,212
	KEPP		955,000	955,000	4,775,000

	Total		1,551,875	2,148,750	7,162,500	49,221	98,440	150,173				3,181,302

DeCourcy	AIP		172,000	344,000	688,000
	PRSP	2/28/2013				2,242	4,483	4,483				128,528
	TSRP	2/28/2013				2,483	4,966	9,932				176,839

	Total		172,000	344,000	688,000	4,725	9,449	14,415				305,367
Dalton	AIP		180,600	361,200	722,400
	PRSP	2/28/2013				7,361	14,721	14,721				422,051
	TSRP	2/28/2013				8,153	16,306	32,612				580,657
	KEPP		451,500	451,500	2,257,500

	Total		632,100	812,700	2,979,900	15,514	31,027	47,333				1,002,708

Dunlap	AIP		180,600	361,200	722,400
	PRSP	2/28/2013				7,361	14,721	14,721				422,051
	TSRP	2/28/2013				8,153	16,306	32,612				580,657
	KEPP		451,500	451,500	2,257,500

	Total		632,100	812,700	2,979,900	15,514	31,027	47,333				1,002,708
Sims	AIP		170,000	340,000	680,000
	PRSP	2/28/2013				6,929	13,857	13,857				397,280
	TSRP	2/28/2013				7,675	15,349	30,698				546,578
	KEPP		425,000	425,000	2,125,000

	Total		595,000	765,000	2,805,000	14,604	29,206	44,555				943,858

Reid(3)	AIP		160,000	320,000	640,000
	PRSP	2/28/2013				6,521	13,042	13,042				368,965
	TSRP	2/28/2013				7,223	14,446	28,892				389,692
	KEPP		400,000	400,000	2,000,000

	Total		560,000	720,000	2,640,000	13,744	27,488	41,934				758,657
Vroman	AIP		170,000	340,000	680,000
	PRSP	2/28/2013				—	—	—				—
	TSRP	2/28/2013				—	—	—				—
	KEPP		425,000	425,000	2,125,000

	Total		595,000	765,000	2,805,000

(1)

Represents the Company’s Annual Incentive Plan (AIP), Performance/Restricted Stock Program (PRSP), Total Shareholder Return Incentive Compensation Program (TSRP), and Key Executive Performance Plan (KEPP).

(2)

The values set forth in this column are based on the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718 and correspond to the aggregate values disclosed in the “Stock Awards” column in the 2013 Summary Compensation Table. For the PRSP nonvested stock award, one-half of the award (“performance shares”) vests only upon the attainment of a cumulative net income target measured over a three-year performance measurement period. The fair value of a PRSP nonvested stock award as presented above is measured based on the stock price at the grant date, with the assumption that the performance criteria will be achieved. The remaining one-half of the nonvested PRSP stock award vests over a service period of five years, with accelerated vesting to three years if the performance shares’ vesting criterion is attained. Fair value for the TSRP award was estimated using Monte Carlo simulations of stock price correlation, projected dividend yields and other variables over a three-year time period matching the TSRP performance period. A discussion of the relevant assumptions made in the valuations may be found in Note 12 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(3)

For Mr. Reid, amounts set forth in the table for TSRP show the full value of the award, which will be pro-rated based on the number of months worked during the 2013-2015 performance measurement period, and those pro-rated amounts would be paid after the end of the performance measurement period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Harshman	2/22/2012						17,741	632,112	17,740	(4)	632,076
	2/22/2012								33,587	(5)	1,196,705
	2/28/2013						23,354	832,103	23,353	(4)	832,067
	2/28/2013								51,733	(5)	1,843,247

							41,095	1,464,215	126,413		4,504,095
DeCourcy	2/22/2012						1,548	55,155	1,548	(4)	55,155
	2/22/2012								2,931	(5)	104,432
	2/28/2013						2,242	79,882	2,241	(4)	79,847
	2/28/2013								4,966	(5)	176,939

							3,790	135,037	11,686		416,373
Dalton	2/22/2012						4,931	175,692	4,931	(4)	175,692
	2/22/2012								9,335	(5)	332,606
	2/28/2013						7,361	262,272	7,360	(4)	262,237
	2/28/2013								16,306	(5)	580,983

							12,292	437,964	37,932		1,351,518
Dunlap	2/22/2012						4,931	175,692	4,931	(4)	175,692
	2/22/2012								9,335	(5)	332,606
	2/28/2013						7,361	262,272	7,360	(4)	262,237
	2/28/2013								16,306	(5)	580,983

							12,292	437,964	37,932		1,351,518
Sims	2/22/2012						4,222	150,430	4,221	(4)	150,394
	2/22/2012								7,992	(5)	284,755
	2/28/2013						6,929	246,880	6,928	(4)	246,845
	2/28/2013								15,349	(5)	546,885

							11,151	397,310	34,490		1,228,879
Reid(6)	2/22/2012						4,351	155,026	4,351	(4)	155,026
	2/22/2012								4,347	(5)	150,884
	2/28/2013						6,521	232,343	6,521	(4)	232,343
	2/28/2013								2,809	(5)	100,085

							10,872	387,369	18,028		642,338
Vroman	2/22/2012						—	—	—		—
	2/22/2012						—	—	—		—
	2/28/2013						—	—	—		—
	2/28/2013						—	—	—		—

(1)

This table relates to shares of performance/restricted stock awarded under the PRSP and awards under the TSRP that have not vested for performance measurement periods ending in 2014 and 2015. There were no vested and unexercised options to purchase Company Common Stock outstanding as of December 31, 2013.

(2)

Consists of shares of time-based restricted stock under the PRSP. The number of shares reported in this column represents the number of shares that would be awarded pursuant to the time-based vesting portion of the PRSP grants made in 2012 and 2013. With respect to the 2012 and 2013 PRSP grants, such shares may vest earlier upon the Company’s achievement of a cumulative net income target during the applicable performance measurement period.

(3)	Amounts were calculated using $35.63 per share, the closing price of Company Common Stock at December 31, 2013.

(4)

Consists of shares of performance-based restricted stock under the PRSP. The number of shares reported represents the number of shares that would be awarded if the applicable performance measures under the PRSP grants made in 2012 and 2013 are met at the end of their respective three-year performance measurement periods.

(5)

Represents the number of shares that would be awarded if the next higher performance measure (threshold, target, or maximum) was achieved under the TSRP. In accordance with applicable SEC rules and interpretations, for the 2012-2014 and 2013-2015 performance measurement periods, performance is disclosed at target because performance under the TSRP for the portion of the award periods ended December 31, 2013 was below target.

(6)

TSRP amounts for Mr. Reid are pro-rated for pro-rated based on the number of months worked during the relevant performance measurement period, and those pro-rated amounts would be paid after the end of the respective performance measurement periods.

OPTION EXERCISES AND STOCK VESTED FOR 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Harshman	—	—	30,866	995,686
DeCourcy(1)	—	—	—	—
Dalton	—	—	10,980	354,013
Dunlap	—	—	13,107	422,558
Sims	—	—	9,292	299,792
Reid	—	—	10,463	337,356
Vroman	—	—	6,072	196,046

(1)	Mr. DeCourcy did not participate in any compensation plans with equity that vested in 2013.

(2)

Consists of shares awarded pursuant to the 2011 TSRP based on payout at 53% and shares of performance/restricted stock granted in 2011 that vested on January 27, 2014 pursuant to the PRSP, as well as shares of restricted stock granted in 2008 that vested on February 20, 2013 in the following amounts, respectively, for the named executive officers: Mr. Harshman, 10,352, 17,346, and 3,168; Mr. Dalton, 3,439, 5,764, and 1,777; Mr. Dunlap, 4,046, 6,781, and 2,280; Mr. Sims, 3,192, 5,349, and 751; Mr. Reid, 2,956, 5,760, and 1,747; and Mr. Vroman, 2,080 and 3,992 (2011 TSRP and PRSP awards only).

(3)

For TSRP and PRSP awards granted in 2011, amounts were calculated using $32.285 per share, which was the average of the high and low trading prices of Company Common Stock on January 24, 2014, the business day prior to the award payment date. For the 2008 PRSP award, amounts were calculated using $32.025 per share, which was the average of the high and low trading prices of Company Common Stock on February 20, 2013.

PENSION BENEFITS FOR 2013

Name	Plan Name	Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Harshman	ATI Pension Plan	28	2,062,436	0
	ATI Benefit Restoration Plan	21	6,964,464	0
	Supplemental Pension Plan	10	2,939,348	0
DeCourcy	ATI Pension Plan	8	183,177	0
	ATI Benefit Restoration Plan	8	103,571	0
Dalton	ATI Pension Plan	32	1,195,469	0
	ATI Benefit Restoration Plan	32	2,545,387	0
Dunlap	ATI Pension Plan	5	32,653	0
Sims	ATI Pension Plan	17	420,330	0
	ATI Benefit Restoration Plan	17	773,141	0
Reid	ATI Pension Plan	25	1,757,093	49,312
	ATI Benefit Restoration Plan	18	926,484	0
Vroman	ATI Pension Plan	32	689,534	0
	Ladish Officers’ Plan	32	2,013,123	0

(1)	Years of credited service reflect the number of years of service used for determining benefits for each individual during their participation under the respective plans.

(2)

The present value of accumulated benefit as of December 31, 2013 is computed using the relevant actuarial assumptions consistent with those used to value the Company’s defined benefit pension plans in the Company’s 2013 audited financial statements.

ATI PENSION PLAN

The Company maintains a qualified defined benefit pension plan, called the Allegheny Technologies Incorporated Pension Plan (“ATI Pension Plan”), which is the result of the mergers of several plans previously sponsored by Allegheny Ludlum Corporation (“Allegheny Ludlum”), Teledyne Inc. (“TDY”) and Ladish Co., Inc. (“Ladish”). The ATI Pension Plan has a number of benefit formulas that apply separately to various groups of employees and retirees, generally, by work location and job classification. A principal determinant of which formula applies is whether the employee was employed by Allegheny Ludlum, as in the case of Mr. Dunlap, by TDY, as in the case of Messrs. Harshman, Dalton, Sims and Reid, or Ladish, in the case of Mr. Vroman, at the time the respective companies became members of the controlled group that includes the Company. Mr. DeCourcy’s pension benefit formula includes periods of service with both Allegheny Ludlum and TDY.

Allegheny Ludlum ceased pension accruals under its pension formula in 1988, except for employees who then met certain age and service criteria. Mr. Dunlap has a modest frozen benefit under the Allegheny Ludlum formula.

Each formula for Allegheny Ludlum, TDY and Ladish multiplies years of service by compensation and then by a factor to produce a benefit amount payable as a straight life annuity. For Allegheny Ludlum and TDY, that benefit amount is reduced with respect to Social Security amounts payable to determine the annuity amount payable. Participants can choose alternate benefit forms, including survivor benefits. The Allegheny Ludlum, TDY and Ladish definitions of service and compensation differ somewhat, as do the factors used in the respective formulas. However, the differences in the resulting benefits between the two formulas are small for the named executive officers to which they apply.

Upon becoming a corporate employee, Messrs. Harshman and Reid ceased receiving credit for service under the TDY formula after having been credited with approximately twenty-one and eighteen years of service, respectively, under that formula.

Mr. Vroman accrued benefits under the Ladish formula until his retirement.

Normal retirement age under the ATI Pension Plan is age 65. Participants can retire with immediate commencement of an undiscounted accrued benefit at the normal retirement age or after thirty years of service regardless of age for Allegheny Ludlum and TDY participants or with thirty years of service and at age 60 for Ladish participants. Participants can retire prior to attaining age 65 or thirty years of service with benefit payments discounted for early payment at age 62 with at least ten years of service or, with a greater discount, at age 55 with at least ten years of service.

ATI BENEFIT RESTORATION PLAN

Under the non-qualified ATI Benefit Restoration Plan, the Company accrues benefits for the named executive officers that restores to eligible named executive officers the amounts that cannot be paid to them under the terms of the Company’s defined contribution plans or the defined benefit plan (the ATI Pension Plan), in either case due to the limitations set forth in the Code. All named executive officers are eligible to participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the defined contribution plan in which the respective named executive officer participates. Messrs. Harshman, DeCourcy, Dalton, Sims and Reid also participate in the ATI Benefit Restoration Plan to the extent of benefits that cannot be accrued under the ATI Pension Plan. Distributions under the ATI Benefit Restoration Plan are available only at the times and in the same forms as under the ATI Pension Plan, subject to payment delays to comply with Section 409A of the Code.

SUPPLEMENTAL PENSION PLAN

The Company maintains a Supplemental Pension Plan that provides certain key employees of the Company and its subsidiaries, including Mr. Harshman (or their beneficiaries in the event of death), with monthly payments in the event of retirement, disability or death, equal to 50% of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start following the end of the two month period (subject to delay to comply with Section 409A of the Code) after the later of (i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and generally continue for a 118-month period. The plan describes the events that will terminate an employee’s participation in the plan. Mr. Reid’s benefit was forfeited upon his retirement because he did not satisfy the requirements for benefits.

AGREEMENT WITH MR. VROMAN

As further described on page 69, the Company entered into a Retirement Agreement with Mr. Vroman dated as of September 18, 2013, which generally is consistent with agreements made with Mr. Vroman before the Company acquired Ladish. The Retirement Agreement provides for a retirement benefit equal to (i) 60% of his average compensation, which is defined as his five-year average base compensation plus an amount up to 20% of the amount of his average bonus then multiplied by a fraction not to exceed 1 in which the number of his years of service is the numerator and 15 is the denominator less (ii) the amount of the benefit payable under the Ladish Salaried Employees Plan (since merged into the ATI Pension Plan). Payment times and forms are as provided under the ATI Pension Plan but subject to delay to comply with Section 409A of the Code.

NONQUALIFIED DEFERRED COMPENSATION FOR 2013

Name	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings In Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Harshman	251,265	37,377	—	1,607,799
DeCourcy	28,163	671	—	28,834
Dalton	—	72,506	—	597,141
Dunlap	61,695	13,568	—	669,049
Sims	—	—	—	—
Reid	44,426	74,074	—	899,184
Vroman	—	—	—	—

(1)

Reflects contributions made pursuant to the defined contribution portion of the ATI Benefit Restoration Plan. Under the terms of the plan, the participants do not contribute; only the Company contributes to the plan on the participants’ behalf. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table for 2013. Calculation also includes incremental adjustments in the account for the benefit of Messrs. Reid and Dalton under the Executive Deferred Compensation Plan, which ceased accepting new contributions from participants in 2003.

(2)

Aggregate earnings for the ATI Benefit Restoration Plan are calculated using the fiscal year-end balance, including current year contributions, multiplied by the interest rate on the Fixed Income Fund investment option in the Company’s qualified defined contribution plan. For 2013, this rate was 2.07%.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

ATI does not have any employment agreements with its named executive officers.

CHANGE IN CONTROL AGREEMENTS

The Company has entered into a change in control agreement with each continuing named executive officer and other key employees to assure the Company that it will have the continued support of the executive and the availability of the executive’s advice and counsel notwithstanding the possibility, threat or occurrence of a change in control.

Change in control agreements with the continuing named executive officers entered into prior to 2013 contain an excise tax gross-up provision. In March 2013, Mr. Harshman’s existing change in control agreement was amended to eliminate the excise tax gross-up provision. Furthermore, this feature will not be included in any new or modified change in control agreement. Messrs. DeCourcy and Sims entered into change in control agreements with the Company in 2013 that do not include an excise tax gross-up provision, and in 2014, it is expected that all members of the management Executive Council and corporate officers will have change in control agreements that do not include an excise tax gross-up provision.

Under the agreements, a “change in control” is defined as:

•

the Company’s actual knowledge that (x) an individual or entity has acquired beneficial ownership of 20% or more of the voting power of Company stock or (y) persons have agreed to act together for the purpose of acquiring 20% or more of the voting power of Company stock,

•	the completion of a tender offer pursuant to which 20% or more of the voting power of Company stock has been acquired,

•	the occurrence of a successful solicitation electing or removing 50% of the members of the Board or the Board consisting less than 51% of continuing directors, or

•	the occurrence of a merger, consolidation, sale or similar transaction.

In general, the agreements provide for the payment of severance benefits if a change in control occurs, and within 24 months after the change in control either:

•

the Company terminates the executive’s employment with the Company without “cause,” which is defined to mean a felony conviction, breach of fiduciary duty involving personal profit, or intentional failure to perform stated duties after 30 days’ notice to cure; or

•	the executive terminates employment with the Company for “good reason,” which is defined to mean:

(i)	a material diminution of duties, responsibilities or status or the assignment of duties inconsistent with position,

(ii)	relocation more than 35 miles from principal job location,

(iii)	reduction in annual salary or material reduction in other compensation or benefits,

(iv)	failure by the Company to cause a successor corporation to adopt and perform under the agreement, or

(v)	purported termination other than as expressly permitted in the agreement.

In addition to amounts accrued through the date of termination, an employee entitled to severance benefits under a change in control agreement will be paid a lump sum cash payment within thirty days of the date of termination equal to the sum of:

•

base salary plus annual bonus at the greater of target or the actual level of performance achieved through the date of termination projected through the end of the year times a multiple (which is 3x for Mr. Harshman and 2x for Messrs. DeCourcy, Dalton, Dunlap and Sims);

•

prorated annual incentive for the then uncompleted year measured at the greater of target or the level of performance achieved through the date of termination projected through the end of the year; and

•

the value of all long-term incentive awards for then uncompleted measurement periods determined at the greater of target or actual performance levels achieved to the date of termination projected through the remainder of the measurement period.

An employee eligible for severance will also be provided:

•	the continuation of perquisites and welfare benefits for a period (36 months for Messrs. Harshman, DeCourcy and Sims and 24 for Messrs. Dalton and Dunlap);

•	reimbursement for outplacement services up to $25,000 for Mr. Harshman and $15,000 for Messrs. DeCourcy, Dalton, Dunlap and Sims; and

•	the number of years corresponding to the applicable multiples above of credited service and full vesting under the Company’s supplemental pension plans in which the executive participates.

The agreements also provide for the lifting of restrictions on stock awarded.

The agreements have a term of three years, which three-year term will continue to be extended until either party gives written notice that it no longer wants to continue to extend the term. If a change in control occurs during the term, the agreements will remain in effect for the longer of three years or until all obligations of the Company under the agreements have been fulfilled.

The Personnel and Compensation Committee has reviewed the change in control valuation, as well as the purposes and effects of the agreements, and determined that it is in the Company’s best interests to retain the change in control agreements on their terms and conditions as amended.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect estimates of the amount of compensation in addition to the amounts shown in the compensation tables payable to each named executive officer in the event of termination of such executive’s employment. The amount of enhanced compensation payable to each named executive officer upon voluntary termination, retirement, involuntary not for cause termination, for cause termination, involuntary or good reason termination within 24 months following a change in control, and in the event of disability or death of the executive, is shown as follows. The amounts shown assume that such termination was effective as of December 31, 2013. The closing price of Company Common Stock on the NYSE on that date was $35.63. The amounts shown are estimates of the amounts that would be paid out to the executives upon their termination. For purposes of the tables, calculations are based on the greater of the target award or the value earned for actual performance against the preset performance goals thorough the assumed date of termination. The actual performance to the assumed date of termination is projected through the remainder of the uncompleted performance measurement periods. Further, the tables show annual bonus amounts at the actual level of performance for 2013. The actual amounts payable can only be determined at the time of such executive’s separation from the Company.

PAYMENTS MADE UPON TERMINATION

Regardless of the manner in which a named executive officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the savings portion of the defined contribution plan and the Benefit Restoration Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the ATI Pension Plan and Supplemental Pension Plan.

PAYMENTS MADE UPON RETIREMENT

In the event of the retirement of a named executive officer, in addition to the items identified above, such officer will be entitled to (subject to the Company’s consent for certain amounts):

•	retain any outstanding stock options for the remainder of the outstanding ten-year term;

•	receive a prorated share of each outstanding TSRP award upon the completion of such cycle when, if and to the extent such award is earned during the applicable performance measurement period;

•

receive all outstanding shares of time-vested performance/restricted stock when the restrictions on such shares lapse upon the passage of time or the achievement of the applicable performance criteria;

•	receive all outstanding shares of performance-based performance/restricted stock when, if and to the extent that such award is earned during the applicable performance measurement period;

•	receive that portion of the outstanding KEPP awards that were earned at the time of retirement and a prorated share of the remaining portion of each outstanding KEPP award; and

•	receive payments under the Supplemental Pension Plan, beginning two months after retirement, subject to Section 409A of the Internal Revenue Code.

Consent of the Company is required for payments of the TSRP, performance/restricted stock and KEPP awards upon retirement as described.

Dale Reid retired from the Company effective July 15, 2013. Mr. Reid was entitled to and was paid amounts earned through the date of his retirement, including vacation pay. Under the Company’s qualified Pension Plan and the applicable qualified savings plans, Mr. Reid was entitled to receive the then accrued qualified benefits at any time permitted by those plans. Mr. Reid also participated in a non-qualified Benefit Restoration Plan which required he begin receiving his benefit in the form of an annuity six months after his separation from service. Accordingly, no non-qualified benefits were distributed in 2013. No severance payments were made to Mr. Reid.

Gary J. Vroman retired from the Company effective December 31, 2013 under terms governed by a Retirement Agreement dated as of September 18, 2013. The primary purpose of the Retirement Agreement was to set the particular dollar amounts of the Company’s obligations to Mr. Vroman under agreements entered into between Mr. Vroman and Ladish prior to the Company’s acquisition of Ladish (the “Assumed Ladish Agreements”). Under the Assumed Ladish Agreements, Mr. Vroman is entitled to a non-qualified retirement benefit of $234,395 per year in the form of a single life annuity beginning at his age 62, a payment of $1,000,000 made in January 2014 that was contingent on his employment through December 6, 2013, a severance benefit of $1,062,000 payable on his separation from service, life and health insurance continuation for the longer of his or his spouse’s life (which the Company settled for a cash payment of $315,000). The Company agreed to settle in cash prorated portions of amounts based on actual performance under the Company’s long-term incentive plans for performance measurement periods not yet complete. The Company paid Mr. Vroman an additional amount of one year’s base pay as consideration for various restrictive covenants.

PAYMENTS MADE UPON DEATH OR DISABILITY

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate, each as generally available to all salaried employees. In addition, all outstanding performance/restricted share awards vest on the death of a named executive officer.

PAYMENTS MADE UPON A CHANGE IN CONTROL

The Company is a party to a change in control severance agreement with each named executive officer that provides the named executive officer with payments in the event his employment is terminated by the Company for reasons other than cause or by the named executive officer for good reason (defined to include diminishment of pay, benefits, title or job responsibilities or transfer from the home office) within 24 months after a change in control. See the information under the caption “Employment and Change in Control Agreements” for definitions. The tables below illustrate the amount of payments due in various circumstances.

As noted, the column “Involuntary or Good Reason Termination (w/in 24 Months of a Change in Control)” assumes that there was a change in control at the December 31, 2013 closing price of $35.63 per share and all of the named executive officers had a triggering event on December 31, 2013 and all cash amounts due, all deferred compensation enhancements, and all potential benefit payments were to be paid in a single lump sum. The aggregate payments to the named executive officers would be approximately 1.3% of the indicated transaction value of $3.85 billion, which represents the Company’s approximate equity market capitalization value at December 31, 2013.

Richard J. Harshman ($ in thousands):

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination (w/in 24 months of Change in Control)	Disability	Death
Severance:	0	0	0	0	8,834	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
PRSP	0	2,928	0	0	2,928	2,928	2,928
TSRP	0	387	0	0	3,040	387	387
KEPP	0	0	0	0	1,873	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	301	0	0
Non-qualified defined benefit plan	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	0	0	56	0	0
Outplacement	0	0	0	0	25	0	0
Supplemental Pension Plan:	0	0	0	0	4,775	0	0
Total	0	3,315	0	0	21,832	3,315	3,315

Patrick J. DeCourcy ($ in thousands):

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination (w/in 24 months of Change in Control)	Disability	Death
Severance:	0	0	0	0	2,236	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
PRSP	0	270	0	0	270	270	270
TSRP	0	37	0	0	281	37	37
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	90	0	0
Non-qualified defined benefit plan	0	0	0	0	73	0	0
Health & Welfare Benefits	0	0	0	0	56	0	0
Outplacement	0	0	0	0	15	0	0
Supplemental Pension Plan:	0	0	0	0	0	0	0
Total	0	307	0	0	3,021	307	307

Hunter R. Dalton ($ in thousands):

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination (w/in 24 months of Change in Control)	Disability	Death
Severance:	0	0	0	0	2,348	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
PRSP	0	876	0	0	876	876	876
TSRP	0	122	0	0	914	122	122
KEPP	0	0	0	0	885	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	22	0	0
Non-qualified defined benefit plan	0	0	0	0	949	0	0
Health & Welfare Benefits	0	0	0	0	37	0	0
Excise Tax & Gross Up	0	0	0	0	0	0	0
Outplacement	0	0	0	0	15	0	0
Supplemental Pension Plan:	0	0	0	0	0	0	0
Total	0	998	0	0	6,046	998	998

Terry L. Dunlap ($ in thousands):

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination (w/in 24 months of Change in Control)	Disability	Death
Severance:	0	0	0	0	2,348	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
PRSP	0	876	0	0	876	876	876
TSRP	0	122	0	0	914	122	122
KEPP	0	0	0	0	885	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	95	0	0
Non-qualified defined benefit plan	0	0	0	0	0	0	0
Health & Welfare Benefits	0	0	0	0	37	0	0
Excise Tax & Gross Up	0	0	0	0	0	0	0
Outplacement	0	0	0	0	15	0	0
Supplemental Pension Plan:	0	0	0	0	0	0	0
Total	0	998	0	0	5,170	998	998

John D. Sims ($ in thousands):

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not for Cause Termination	For Cause Termination	Involuntary or Good Reason Termination (w/in 24 months of Change in Control)	Disability	Death
Severance:	0	0	0	0	2,210	0	0
Compensation:
AIP	0	0	0	0	0	0	0
Long-Term Incentive Compensation:
PRSP	0	795	0	0	795	795	795
TSRP	0	115	0	0	832	115	115
KEPP	0	0	0	0	783	0	0
Benefits & Perquisites:
Non-qualified defined contribution plan	0	0	0	0	89	0	0
Non-qualified defined benefit plan	0	0	0	0	575	0	0
Health & Welfare Benefits	0	0	0	0	56	0	0
Outplacement	0	0	0	0	15	0	0
Supplemental Pension Plan:	0	0	0	0	0	0	0
Total	0	910	0	0	5,355	910	910

ITEM 3 – AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS

BACKGROUND

Our Certificate of Incorporation currently divides the Board of Directors into three classes. Each class is elected for three-year terms, with the terms staggered so that approximately one-third of our directors, plus any newly appointed directors, stand for election each year. There are currently four Class III directors with terms expiring at the 2014 Annual Meeting of Stockholders, three Class I directors with terms expiring at the 2015 Annual Meeting of Stockholders and four Class II directors with terms expires at the 2016 Annual Meeting of Stockholders.

The Board of Directors recommends at this time certain amendments to our Certificate of Incorporation that would provide for a phased-in declassification of the Board of Directors and require each director nominee in the future to be elected annually for a one-year term. If this proposal is approved by our stockholders, the Board of Directors also will approve certain conforming amendments to our bylaws. The text of the proposed Certificate of Amendment to the Company’s Certificate of Incorporation is attached as Appendix A to this proxy statement.

PROPOSED DECLASSIFICATION AMENDMENT

Under the proposed amendments to our Certificate of Incorporation, the declassification of the Board of Directors would be phased in over a three-year period. In accordance with Delaware corporate law, declassification would not result in the curtailment of any incumbent director’s term of office prior to the expiration of that term. Rather, all current directors, including the directors elected at the 2014 Annual Meeting of Stockholders to serve for three-year terms expiring at the 2017 Annual Meeting of Stockholders, would complete their respective three-year terms. At the 2015 and 2016 Annual Meetings of Stockholders, director nominees would be nominated for election for one-year terms. Beginning with the 2017 Annual Meeting of Stockholders, all director positions would be filled by nominees who are nominated for election for one-year terms. In addition, under the proposed amendments to our Certificate of Incorporation, until the Board of Directors is fully declassified, any director appointed to the Board of Directors to fill a vacancy will hold office until the next election of the class for which such director is chosen. Following the full declassification of the Board of Directors, any director appointed to the Board of Directors to fill a vacancy will hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Delaware corporate law provides that the members of a classified board of directors may be removed only for cause. Accordingly, our Certificate of Incorporation currently provides that all of our directors are removable only for cause. If this proposal is approved, a member of our Board of Directors may be removed with or without cause once he or she is elected to a one-year term.

The foregoing description of the effects of the proposed amendments to the Company’s Certificate of Incorporation is qualified in its entirety by reference to the full text of the proposed Certificate of Amendment to our Certificate of Incorporation, a copy of which is attached hereto as Appendix A.

RATIONALE FOR DECLASSIFICATION OF THE BOARD OF DIRECTORS

In the past, our Nominating and Governance Committee and our Board of Directors as a whole have believed that a classified board structure served the best interests of the Company and its stockholders. A classified board generally provides for board continuity and stability and promotes the ability of the board to focus on the long-term strategies and interests of the Company and the creation of stockholder value. In addition, a classified board structure can assist in attracting and retaining committed directors who are able to develop a deeper knowledge of a company’s business and the environment in which it operates.

In accordance with their continuing evaluations of trends and developments in corporate governance, the Nominating and Governance Committee and the Board of Directors as a whole have reviewed their respective positions on classified boards. While the Nominating and Governance Committee and the Board of Directors as a whole continue to recognize the potential benefits of classified boards, they also are committed to ensuring maximum accountability to our stockholders and believe that the declassification of our Board of Directors would provide stockholders with the opportunity to register their views on the performance of the entire Board of Directors over the prior year at each annual meeting. As a result, the Nominating and Governance Committee recommended to the Board of Directors that a proposal to declassify the Board of Directors be submitted to the Company’s stockholders at the 2014 Annual Meeting of Stockholders, and the Board of Directors unanimously approved the recommendation.

LEGAL EFFECTIVENESS

If it is approved by the requisite favorable vote of our stockholders, this proposal will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. We intend to make this filing promptly after the 2014 Annual Meeting of Stockholders if this proposal is approved. If this proposal does not receive the required number of votes in favor of it, our Certificate of Incorporation will not be amended and our Board of Directors will remain classified with all of our directors continuing to serve three-year terms in accordance with the current terms of our Certificate of Incorporation. If this proposal is approved by our stockholders, the Board of Directors also will approve certain conforming amendments to our bylaws.

REQUIRED STOCKHOLDER APPROVAL

Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 75% of the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the portions of the Certificate of Incorporation that are the subject of this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO ELIMINATE OUR CLASSIFIED BOARD OF DIRECTORS

ITEM 4 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP (“Ernst & Young”) has served as independent auditors for the Company since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee of the Board of Directors believes that Ernst & Young is knowledgeable about the Company’s operations and accounting practices and is well qualified to act in the capacity of independent auditors.

In appointing Ernst & Young as the Company’s independent auditors for the fiscal year ending December 31, 2014, and making its recommendation that stockholders ratify the selection, the Audit Committee considered whether the audit and non-audit services Ernst & Young provides are compatible with maintaining the independence of our outside auditors.

If the stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection of Ernst & Young as the Company’s independent auditors.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions following the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR

RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2014.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has adopted a policy that sets forth the manner in which the Audit Committee will review and approve all services to be provided by Ernst & Young before the firm is retained to perform any such services. Under this policy, the engagement terms and fees of all audit services and all audit-related services are subject to the approval of the Audit Committee. In addition, while the Committee believes that the independent auditor may be able to provide tax services to the Company without impairing the auditor’s independence, absent unusual circumstances, the Audit Committee does not expect to retain the independent auditor to provide tax services. Under the policy, the Committee has delegated limited pre-approval authority to the Chair of the Committee with respect to permitted, non-tax related services; the Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and non-audit services provided by Ernst & Young in 2013 and 2012.

INDEPENDENT AUDITOR: SERVICES AND FEES

The fees and expenses of Ernst & Young for the indicated services performed during 2013 and 2012 were as follows:

Service	2013	2012
Audit fees	$3,880,000	$3,423,000
Audit-related fees	217,000	290,000
Tax fees	—	—
All other fees	2,000	2,000
Total	$4,099,000	$3,715,000

“Audit fees” consisted of fees related to the annual audit of the Company’s consolidated financial statements and review of the financial statements in our Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings, the issuance of consents, and captive insurance company audits.

“Audit-related fees” consisted of fees related to the audits of employee benefit and pension plans.

“All other fees” consisted of subscriptions to Ernst & Young’s web-based EYOnline accounting reference library.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2013, which include the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the three years in the period ended December 31, 2013, and the notes thereto (collectively, the “Financial Statements”).

Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP (“Ernst & Young”), the Company’s independent auditors, are responsible for performing an independent audit of the Company’s Financial Statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and for attesting to the effectiveness of the Company’s internal control over financial reporting. One of the Audit Committee’s responsibilities is to monitor and oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting.

The Audit Committee has reviewed, met and held discussions with the Company’s management, internal auditors, and the independent auditors regarding the Financial Statements, including a discussion of quality, not just acceptability, of the Company’s accounting principles, and Ernst & Young’s judgment regarding these matters.

The Audit Committee discussed with the Company’s internal auditors and independent auditors matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§ 380). The Audit Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also discussed with Ernst & Young matters required to be discussed by applicable auditing standards.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has also considered the compatibility of non-audit services with Ernst & Young’s independence. This information was also discussed with Ernst & Young.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors at the February 27, 2014 meeting of the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission. The Board of Directors has approved this inclusion.

Submitted by:

AUDIT COMMITTEE, whose members are:

Michael J. Joyce, Chairman

Carolyn Corvi

James C. Diggs

John R. Pipski

Louis J. Thomas

OTHER BUSINESS

The Company knows of no business that may be presented for consideration at the meeting other than the items indicated in the Notice of Annual Meeting. If other matters are properly presented at the meeting, the persons designated as proxies on your proxy card may vote at their discretion.

Following adjournment of the formal business meeting, Richard J. Harshman, Chairman, President and Chief Executive Officer, will address the meeting and will hold a general discussion period during which the stockholders will have an opportunity to ask questions about the Company and its business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Personnel and Compensation Committee is an officer or employee of the Company, and no member of the Committee has a current or prior relationship, and no officer who is a statutory insider of the Company has a relationship, to any other company, required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

CERTAIN TRANSACTIONS

The Board of Directors has adopted a written Statement of Policy with respect to Related Party Transactions (the “Policy”). The Policy applies to transactions or arrangements between the Company and a related person (namely directors, executive officers, and their immediate family members, and 5% stockholders) with a direct or indirect material interest in the transaction, including transactions requiring disclosure under Item 404(a) of Regulation S-K. Under the Policy, no related party transaction can occur unless it is approved or ratified by the Audit Committee or approved by the disinterested members of the Board of Directors. The Audit Committee is primarily responsible for approving and ratifying related party transactions, and in doing so, will consider all matters it deems appropriate, including the dollar value of the proposed transaction, the relative benefits to be obtained and obligations to be incurred by the Company, and whether the terms of the transaction are comparable to those available to third parties.

OTHER INFORMATION

ANNUAL REPORT ON FORM 10-K

COPIES OF ATI’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, CAN BE OBTAINED FREE OF CHARGE BY WRITTEN REQUEST TO THE CORPORATE SECRETARY, ALLEGHENY TECHNOLOGIES INCORPORATED, 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479 OR (412) 394-2800.

PROXY SOLICITATION

The Company pays the cost of preparing, assembling and mailing this proxy-soliciting material. We will reimburse banks, brokers and other nominee holders for reasonable expenses they incur in sending these proxy materials to our beneficial stockholders whose stock is registered in the nominee’s name.

The Company has engaged Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038 to help solicit proxies from brokers, banks and other nominee holders of Common Stock at a cost of $10,000 plus expenses. Our employees may also solicit proxies for no additional compensation.

On behalf of the Board of Directors:

Elliot S. Davis

Corporate Secretary

Dated: March 26, 2014

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALLEGHENY TECHNOLOGIES INCORPORATED

ALLEGHENY TECHNOLOGIES INCORPORATED (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That a resolution was adopted by the Board of Directors of the Corporation duly setting forth the proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of the Corporation for approval and adoption. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that ARTICLE TEN of the Corporation’s Restated Certificate of Incorporation shall be amended to read in its entirety as follows:

TEN: (A) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by the affirmative vote of a majority of the whole Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, initially shall be classified, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The terms of office of the classes of directors shall be as follows: the Class I Directors shall hold office for a term to expire at the annual meeting of stockholders held in 2015; the Class II Directors shall hold office for a term to expire at the annual meeting of stockholders held in 2016; and the Class III Directors shall hold office for a term to expire at the annual meeting of stockholders held in 2017; and, in the case of each class, shall serve until their respective successors are duly elected and qualified or until their respective earlier resignations or removals. Commencing with the annual meeting of stockholders held in 2015, directors shall be elected annually by the stockholders entitled to vote thereon for terms expiring at the next succeeding annual meeting of stockholders, and shall serve until their respective successors have been duly elected and qualified or until their respective earlier resignations or removals; provided, however, that any director elected or appointed prior to the annual meeting of stockholders held in 2015 shall complete the term to which such director has been elected or appointed, and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The division of directors into classes shall terminate at the annual meeting of stockholders held in 2017.

(B) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors:

(a) In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to death, resignation, removal, disqualification or any other reason, the successors to fill the vacancies, shall be elected only by a majority of the directors then in office, even

A-1

though less than a quorum, or by a sole remaining director and not by the stockholders, unless otherwise provided by law or by resolution adopted by a majority of the whole Board of Directors.

(b) Any director appointed in the manner provided in paragraph (a) due to a vacancy on the Board of Directors resulting from the death, resignation, removal or disqualification of a prior director, or any other failure of a prior director to continue his or her term as a director, shall hold office for the unexpired term of his or her predecessor in office and shall remain in office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director appointed in the manner provided in paragraph (a) to a newly created directorship resulting from any increase in the authorized number of directors shall hold office for a term expiring at the next annual meeting of stockholders and shall remain in office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

(c) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(C) Except as otherwise fixed pursuant to the provisions of Article FOUR hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any director or directors (i) serving in a class of directors for a term expiring at the third annual meeting of stockholders following the election of such class may be removed from office at any time, but only for cause, and (ii) serving for a term expiring at the next succeeding annual meeting of stockholders may be removed from office at any time, with or without cause; provided, however, that in any case any such removal pursuant to this Article 10(C) shall be only by the affirmative vote of 75% of the Voting Power, voting together as a single class.

SECOND:	Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held on May 1, 2014, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.

THIRD:	That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-2

IMPORTANT ANNUAL MEETING INFORMATION Admission Ticket Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 30, 2014. Vote by Internet Go to www.envisionreports.com/ati Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 01 - James C. Diggs (Class III) 02 - J. Brett Harvey (Class III) 03 - Louis J. Thomas (Class III) Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 2. Advisory vote to approve the compensation of the Company’s named executive officers. 3. Amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors. 4. Ratification of the selection of Ernst & Young LLP as independent auditors for 2014. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — C Date and Sign Below Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

2014 Annual Meeting Admission Ticket 2014 Annual Meeting of Allegheny Technologies Incorporated Stockholders Thursday, May 1, 2014 11:00 a.m. Mountain Time Ballroom C The Little America Hotel 500 South Main Street Salt Lake City, Utah 84101 Upon arrival, please present this admission ticket and photo identification at the registration desk. For the personal use of the stockholder named hereon - not transferable Dear Stockholder, Enclosed or available on the Internet at http://www.envisionreports.com/ati are materials relating to the Allegheny Technologies Incorporated 2014 Annual Meeting of Stockholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Your vote is important. Please vote your proxy promptly whether or not you expect to attend the meeting. You may vote by toll-free telephone, by Internet or by signing and returning the proxy card (below) by mail in the enclosed postage-paid envelope. Elliot S. Davis Corporate Secretary Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.envisionreports.com/ati qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Allegheny Technologies Incorporated Proxy for 2014 Annual Meeting Solicited on Behalf of the Board of Directors of Allegheny Technologies Incorporated The undersigned hereby appoints Patrick J. DeCourcy, Elliot S. Davis and Marissa P. Earnest or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the stockholder named herein is entitled to vote with all powers which the stockholder would possess if personally present, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 1, 2014, and any adjournments or postponements thereof, upon the matters set forth on the reverse side of this card and, in their discretion, upon such other matters as may properly come before such meeting. STOCKHOLDERS MAY VOTE BY TOLL-FREE TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR STOCKHOLDERS MAY VOTE BY COMPLETING, DATING AND SIGNING THIS PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. This proxy, when properly executed, will be voted as directed herein, but if you do not specify a vote, the proxies will vote FOR Items 1, 2, 3 and 4, and in their discretion on other matters. If you wish to use this card to vote your shares, please vote, date and sign on the reverse side. (Continued and to be marked, dated and signed, on the other side)

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2014. Vote by Internet Go to www.envisionreports.com/ati Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain 1. Election of Directors: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. 01 - James C. Diggs (Class III) 02 - J. Brett Harvey (Class III) 03 - Louis J. Thomas (Class III) 4. Ratification of the selection of Ernst & Young LLP as independent auditors for 2014. 2. Advisory vote to approve the compensation of the Company’s named executive officers. 3. Amendments to the Company’s Certificate of Incorporation to declassify the Board of Directors. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — C Date and Sign Below Please sign EXACTLY as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or custodian, please give your full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan Allegheny Technologies Retirement Savings Plan The 401(k) Plan TDY Industries, Inc. 401(k) Profit Sharing Plan for Certain Employees of Metalworking Products ATI Precision Finishing, LLC Employees’ 401(k) and Profit Sharing Plan ATI Forgings and Castings Savings and Deferral Investment Plan ATI Ladish Co., Inc. Hourly Savings and Deferral Investment Plan As a Plan participant, you have the right to direct Mercer Trust Company, the Trustee of the above Plans, how to vote the shares of Allegheny Technologies Incorporated Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may vote by telephone, Internet or by completing, signing and returning voting instructions herein by mail. A postage-paid return envelope is enclosed. The Trustee must receive your voting instructions by 11:59 p.m., Eastern Time, on April 25, 2014. If the Trustee does not receive your instructions by such date, the Trustee shall vote your shares as the Plan Administrator directs. You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than your Plan shares. Your non-Plan shares must be voted separately from your Plan shares. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.envisionreports.com/ati Allegheny Technologies Incorporated The undersigned hereby directs Mercer Trust Company, the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 1, 2014 and any adjournments or postponements thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting. PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you wish to use this card to vote your shares, please vote, date and sign on the reverse side. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Voting Instruction Card for 2014 Annual Meeting The undersigned hereby directs Mercer Trust Company, the Trustee of the above Plans, to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Stockholders of Allegheny Technologies Incorporated on May 1, 2014 and any adjournments or postponements thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting. PLAN PARTICIPANTS MAY GIVE DIRECTIONS BY TOLL-FREE TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OR PARTICIPANTS MAY GIVE DIRECTIONS BY COMPLETING, DATING AND SIGNING THIS CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you wish to use this card to vote your shares, please vote, date and sign on the reverse side.